UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Monro Muffler Brake, Inc.

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MONRO MUFFLER BRAKE, INC.

200 Holleder Parkway

Rochester, New York 14615

Notice of Annual Meeting of

Shareholders to be Held

August 15, 2017

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholders Meeting to be Held on August 15, 2017:

This Proxy Statement and the 2017 Annual Report are available on the Company’s website at http://www.monro.com/corporate/corporate-investor-information

To the Shareholders of

MONRO MUFFLER BRAKE, INC.

The Annual Meeting of Shareholders of Monro Muffler Brake, Inc. (the “Company”) will be held at the Hyatt Regency Rochester, 125 East Main Street, Rochester, N.Y. 14604, on Tuesday, August 15, 2017, commencing at 9:00 a.m., for the following purposes:

1.	to elect four directors to Class 2 of the Board of Directors to serve a two-year term, and until their successors are duly elected and qualified at the 2019 annual meeting of shareholders;

2.	to approve, on a non-binding basis, the frequency of future advisory votes on executive compensation;

3.	to approve, on a non-binding basis, the compensation paid to the Company’s Named Executive Officers;

4.	to approve an amendment and restatement of the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan;

5.	to approve an amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to Monro, Inc.;

6.	to ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2018; and

7.	to consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on June 26, 2017, will be entitled to vote at the meeting.

This communication is not a form of voting and presents only an overview of the more complete proxy materials, which are available on the Internet or by mail. The Company encourages you to access and review the complete proxy material before voting.

By Order of the Board of Directors

/s/ Maureen E. Mulholland
Maureen E. Mulholland
Secretary

Rochester, New York

July 21, 2017

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

MONRO MUFFLER BRAKE, INC.

200 Holleder Parkway

Rochester, New York 14615

Annual Meeting of Shareholders

August 15, 2017

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Monro Muffler Brake, Inc., a New York corporation (the “Company” or “Monro”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Hyatt Regency Rochester, 125 East Main Street, Rochester, N.Y. 14604, on Tuesday, August 15, 2017, commencing at 9:00 a.m., or at any adjournment or postponement thereof.

A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy which is properly signed, but for which no instructions are given, will be voted for the nominees for election as directors listed herein; for the approval, on a non-binding basis, of the frequency of future advisory votes on executive compensation; for the approval, on a non-binding basis, of the compensation paid to the Company’s Named Executive Officers; for the approval to amend the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan; for the approval to amend the Company’s Restated Certificate of Incorporation to change the Company’s name to Monro, Inc.; and for ratifying the re-appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2018, as proposed herein, unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company has also retained the firm of D. F. King & Co., Inc. to assist it with the solicitation of proxies for a fee of approximately $12,500, plus reimbursement of reasonable out-of-pocket expenses. This fee does not include the costs of printing and mailing the proxy materials. The Company will reimburse brokers or other persons holding shares in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares. It is anticipated that the mailing of this Proxy Statement will commence on or about July 21, 2017.

In accordance with rules issued by the Securities and Exchange Commission, the Company is providing access to its proxy materials both by sending shareholders this full set of proxy materials, including a Proxy Card, and by notifying shareholders of the availability of its proxy materials on the Internet.

VOTING SECURITIES

Only shareholders of record at the close of business on Monday, June 26, 2017, the record date, will be entitled to vote at the Annual Meeting. At June 26, 2017, the Company had outstanding 32,722,949 shares of Common Stock, par value $.01 per share (“Common Stock”). Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting.

The voting rights of holders of Common Stock are subject to the voting rights of the holders of 21,802 shares outstanding of the Company’s Class C Convertible Preferred Stock, par value $1.50 per share (“Class C Preferred Stock”). The vote of the holders of at least 60% of the shares of Class C Preferred Stock at the time outstanding, voting as a separate class, or alternatively, the written consent of the holders of all outstanding shares of Class C Preferred Stock, is needed to effect or validate any action approved by a vote of the holders of shares of Common Stock. Therefore, such preferred shareholders have an effective veto over all matters put to a vote of common shareholders, and such veto power could be used, among other things, to block the election of directors, the non-binding approval of the frequency of future advisory votes on executive compensation, the non-binding approval of the compensation paid to the Company’s Named Executive Officers, the approval to amend the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan, the approval to amend the Company’s Restated Certificate of Incorporation to change the Company’s name to Monro, Inc., the ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2018, or any other matter that the holders of the Common Stock might otherwise approve at the Annual Meeting. It is expected that the holders of the Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of common shareholders at the Annual Meeting.

A quorum is required for business to be conducted at the Annual Meeting. Pursuant to the Company’s Restated By-laws, a majority of the issued and outstanding shares of capital stock must be present in person or by proxy and entitled to vote at the Annual Meeting to establish a quorum. With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. A director nominee must receive a majority of the votes cast at the Annual Meeting to be elected. Votes cast include votes that are withheld from any nominee. With regard to the non-binding proposal of the frequency of future advisory votes on executive compensation, votes may be cast for one, two or three years, or abstain from voting, and the result will be determined by a plurality of the votes cast. With regard to the other proposals, votes may be cast in favor of, against, or abstain from voting. To be approved, the non-binding proposal regarding the compensation paid to the Company’s Named Executive Officers, the amendment to the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan, the amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to Monro, Inc., and ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company, will require a majority of the votes cast at the Annual Meeting to vote in favor of the proposals. Abstentions will be counted as present for purposes of determining the existence of a quorum. Abstentions are not deemed cast at the meeting and, thus, will have no effect on the results of the proposals to approve the frequency of future advisory votes on executive compensation (on a non-binding basis), the compensation paid to the Company’s Named Executive Officers (on a non-binding basis), the amendment to the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan, the amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to Monro, Inc. and the ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company. With respect to shares of Common Stock held in street name, where no vote is indicated on a matter because the nominee or broker lacks authority to vote such shares without specific instructions from the beneficial owner, and the nominee or broker has received no such instructions (a “broker non-vote”), such shares will have no effect on the proposals to elect directors, to approve on a non-binding basis the proposal of the frequency of future advisory votes on executive compensation, to approve on a non-binding basis the compensation paid to the Company’s Named Executive Officers, and to approve the amendment to the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan. Brokers do have discretion to vote on the amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to Monro, Inc. and the ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company without specific instructions from the beneficial owner. Broker non-votes will be counted for purposes of determining the existence of a quorum.

Finally, shares of Common Stock held by shareholders who do not return a signed and dated proxy and who do not attend the Annual Meeting in person will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be entitled to vote on any matter.

RECENT MANAGEMENT CHANGES

On June 28, 2017, John W. Van Heel resigned as President of the Company, effective as of August 1, 2017. In addition, Mr. Van Heel’s employment as Chief Executive Officer of the Company will end on October 1, 2017 upon the expiration of his term of employment in accordance with the terms of his existing employment agreement with the Company and, in connection therewith, on June 28, 2017, Mr. Van Heel also tendered his resignation as a member of the Board of Directors, effective as of October 1, 2017. Mr. Van Heel will remain with the Company as an advisor for six months after his employment agreement expires on October 1, 2017. Also on June 28, 2017, the Board appointed Brett Ponton to serve as President of the Company, effective as of August 1, 2017, and as Chief Executive Officer of the Company, effective as of October 2, 2017.

On June 27, 2017, Robert G. Gross informed the Company of his intention to not stand for re-election to the Board when his current term expires at the Annual Meeting, and tendered his resignation as Executive Chairman of the Board, effective immediately. Further, his last day of employment with the Company will be August 15, 2017. In light of Mr. Gross’s resignation as Executive Chairman of the Board, on June 28, 2017, the Board elected Robert E. Mellor to serve as an independent Chairman of the Board, effective immediately.

On June 27, 2017, Elizabeth A. Wolszon tendered her resignation as a member of the Board, effective as of June 26, 2017. Also on June 27, 2017, James R. Wilen tendered his resignation as a member of the Board, effective immediately.

ELECTION OF DIRECTORS

The Board of Directors has fixed its size at eight directors, with three Class 1 directors and five Class 2 directors. The Board of Directors of the Company is divided into two classes having terms which expire at the Annual Meeting (Class 2) and at the 2018 annual meeting of shareholders (Class 1). In connection with Robert G. Gross’s decision to not stand for re-election to the Board, following the Annual Meeting, the size of Class 2 will be reduced by one director and the size of Class 1 increased by one director such that the Board of Directors will be divided into two classes, each comprised of four directors. Four Class 2 directors are proposed for re-election at the Annual Meeting.

Each of the Company’s directors brings extensive management and leadership experience gained through their service to diverse businesses. In these roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital. In addition, most current directors bring board experience acquired by either significant experience on other boards or long service on the Company’s board that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. The Nominating and Corporate Governance Committee’s process to recommend qualified director candidates is described under “Meetings of the Board of Directors and Committees.” The paragraphs below describe specific individual qualifications and skills of the Company’s directors that contribute to the overall effectiveness of the Company’s Board of Directors and its committees.

Current Nominees

It is proposed to elect, at the Annual Meeting, four persons to Class 2 of the Board of Directors to serve (subject to the Company’s by-laws) until the election and qualification of their successors at the 2019 annual meeting of shareholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by the Board of Directors unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve.

The following summarizes biographical information for the Class 2 Directors who are nominated for re-election:

Stephen C. McCluski, 65, was elected to the Board of Directors in August 2013. Mr. McCluski was Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated until his retirement in 2007. Mr. McCluski joined Bausch & Lomb in 1988 as Director – Financial Planning and Analysis for the former Personal Products Division. He was named Vice President and Controller for the former Eyewear Division in 1989, and in 1992, he was named President of the company’s former Outlook Eyewear subsidiary. He was named a corporate Vice President and Controller in 1994. He was named Senior Vice President and Chief Financial Officer in 1995. Prior to joining Bausch & Lomb, Mr. McCluski held a variety of positions at Price Waterhouse (PricewaterhouseCoopers LLP). Mr. McCluski is Chair of the Board of Directors and Audit Committee of ImmunoGen, Inc. (IMGN). During the past five years, Mr. McCluski has also served on the Board of Directors of Standard Microsytems Corporation. As a result of these and other professional experiences, as well as his educational background, Mr. McCluski possesses particular knowledge in finance, risk management, mergers and acquisitions, strategic planning, and financial reporting, accounting and controls that strengthen the Board’s collective qualifications, skills and experiences.

Frederick M. Danziger, 77, was elected to the Board of Directors in July 1984. Since May of 2012, Mr. Danziger has served as Chairman of the Board of Directors, and from April 1997 through December 2015, as Chief Executive Officer of Griffin Industrial Realty, Inc. (GRIF), a publicly-traded corporation principally in the real estate business. Mr. Danziger was previously Of Counsel in the law firm of Latham & Watkins LLP from 1995 to 1997, and was a partner of the law firm of Mudge Rose Guthrie Alexander & Ferdon from 1974 to 1995. Mr. Danziger is also a director of Bloomingdale Properties, Inc. As a result of these and other professional experiences, as well as his educational background, Mr. Danziger possesses particular knowledge in law and regulatory matters, risk management, strategic planning, accounting and finance, and board practices of other major corporations, as well as demonstrating significant leadership skills as a senior partner in a prominent law firm that strengthen the Board’s collective qualifications, skills and experiences.

Robert E. Mellor, 73, was elected to the Board of Directors in August 2010. Mr. Mellor was appointed Chairman of the Board in June 2017, and had served as Lead Independent Director of the Board since April 2011. Mr. Mellor previously served as a Director of the Company from November 2002 until August 2007 when he resigned due to other public company board commitments. Mr. Mellor was previously Of Counsel with the law firm of Gibson, Dunn & Crutcher LLP from 1990 through February 1997. From March 1997 until January 2010, Mr. Mellor was the Chairman of the Board and Chief Executive Officer of Building Materials Holding Corporation (BMHC), a leading provider of building materials and construction services to professional home builders and contractors, and where he had served as a Director since 1991. As a result of the downturn in the building materials industry, BMHC filed a petition under Chapter 11 of the federal bankruptcy laws on June 16, 2009. Such company reorganized in January 2010, and is no longer operating under Chapter 11. Mr. Mellor also serves as a Director of CalAtlantic Group, Inc. (CAA). As a result of these and other professional experiences, as well as his educational background, Mr. Mellor possesses particular knowledge in law and regulatory matters, mergers and acquisitions, board practices of other major corporations, risk management, real estate, strategic planning, and accounting and finance that strengthen the Board’s collective qualifications, skills and experiences.

Peter J. Solomon, 78, was elected to the Board of Directors in July 1984. He has been Chairman of Peter J. Solomon Company, LLC, an investment banking firm, since May 1989. As a result of this and other professional experiences, including serving as a Board member on several publicly held companies, as well as his educational background, Mr. Solomon possesses particular knowledge in board practices of other major corporations, banking and financial services, capital markets, government regulations, mergers and acquisitions, strategic planning and risk management, as well as demonstrating significant leadership skills throughout his business career and government service that strengthen the Board’s collective qualifications, skills and experiences.

The Board of Directors recommends a vote FOR all of the nominees for director.

The following summarizes biographical information for each of the continuing Class 1 Directors, as well as Robert G. Gross, a Class 2 Director who informed the Company on June 27, 2017 of his intention to not stand for re-election to the Board when his current term expires at the Annual Meeting:

Donald Glickman, 84, was elected to the Board of Directors in July 1984. He is a private investor and has been a partner of J.F. Lehman & Company, a private equity investment firm that focuses on acquiring middle market companies in the defense and aerospace industries, since June 1992. Mr. Glickman was a trustee of Babson Corporate Investors and Babson Participation Investors until April 2013. Mr. Glickman formerly served as lead director of MSC Software Corporation until September 2009. As a result of these and other professional experiences, as well as his educational background, Mr. Glickman possesses particular knowledge in banking and financial services, accounting and finance, capital markets, government regulations, mergers and acquisitions, board practices of other major corporations and risk management, as well as demonstrating significant leadership skills as a senior officer in various investment banking firms, all of which strengthen the Board’s collective qualifications, skills and experiences.

John W. Van Heel, 51, has been Chief Executive Officer from October 2012 and President since April 2008. On June 28, 2017, John W. Van Heel resigned as President of the Company, effective as of August 1, 2017. In addition, Mr. Van Heel’s employment as Chief Executive Officer of the Company will end on October 1, 2017 upon the expiration of his term of employment in accordance with the terms of his existing employment agreement with the Company and, in connection therewith, on June 28, 2017, Mr. Van Heel also tendered his resignation as a member of the Board of Directors, effective as of October 1, 2017. He served as Secretary of the Company from October 2004 until May 2012. From October 2006 to April 2008, Mr. Van Heel served as Executive Vice President — Store Support and Chief Administrative Officer. From June 2005 to October 2006, Mr. Van Heel was Senior Vice President — Store Support. From October 2002 to May 2005, Mr. Van Heel served as Vice President — Finance to the Company. From May 2000 to September 2002, Mr. Van Heel served as Vice President — Finance and Chief Financial Officer of RCG Companies, Inc., a publicly held, diversified holding company, and its subsidiary companies. Prior to May 2000, Mr. Van Heel was a Director in the Transaction Services (acquisition consulting) practice at PricewaterhouseCoopers LLP, serving in the firm’s New York City; Milan, Italy; and Rochester, New York offices from 1989. Mr. Van Heel possesses particular knowledge in finance, mergers and acquisitions, strategic planning, real estate, risk management, accounting and controls, as well as demonstrating leadership skills as a senior officer of the Company. Mr. Van Heel was elected to the Company’s Board of Directors in August 2012.

Robert G. Gross, 59, was appointed Executive Chairman of the Board in October 2012. Mr. Gross was elected to the Board of Directors in February 1999, and was appointed Chairman of the Board in August 2007. On June 27, 2017, Mr. Gross informed the Company of his intention to not stand for re-election to the Board when his current term expires at the Annual Meeting, and tendered his resignation as Executive Chairman of the Board, effective immediately. Further, his last day of employment with the Company will be August 15, 2017. He was Chief Executive Officer from January 1, 1999 through September 30, 2012, and served as President from 1999 to March 31, 2008. Prior to joining the Company, Mr. Gross was Chairman and Chief Executive Officer of Tops Appliance City, Inc., a consumer electronics and appliance store chain based in Edison, New Jersey, from 1995 to 1998. Mr. Gross also held various management positions with Eye Care Centers of America, Inc., a San Antonio, Texas based optometry company owned by Sears, Roebuck & Co., including President and Chief Operating Officer from 1992 through 1994, Executive Vice President and Chief Operating Officer from 1991 through 1992 and Senior Vice President from 1990 through 1991. Mr. Gross is a director of Core-Mark Holding Company (CORE), and a Trustee of the Boyd Group Income Fund (TSX:BYD.UN). As a result of these and other professional experiences, as well as his educational background, Mr. Gross possesses particular knowledge in marketing/branded consumer products, sales and distribution, strategic planning, accounting and finance, capital markets, cost control and restructuring, mergers and acquisitions and risk management, as well as demonstrating significant leadership skills as the president or chief executive officer of several different companies that strengthen the Board’s collective qualifications, skills and experiences.

EXECUTIVE OFFICERS

The name and business experience of each of the executive officers of the Company, as of June 1, 2017, is set forth below to the extent not provided above:

Brian D’Ambrosia, 42, was promoted to Senior Vice President — Finance, Chief Financial Officer and Treasurer in January 2017, and was appointed Assistant Secretary in May 2017. Mr. D’Ambrosia was Vice President — Finance from May 2016 to December 2016. From January 2013 to May 2016, Mr. D’Ambrosia was Vice President — Controller and was named Chief Accounting Officer in December 2015. From August 2010 to January 2013, Mr. D’Ambrosia, a certified public accountant, was Regional Controller — Americas Process Solutions Group at Robbins & Myers, Inc., a publicly held manufacturer of engineered equipment and systems in the global energy and industrial markets. From August 2005 to July 2010, Mr. D’Ambrosia held various accounting and finance positions with Birds Eye Foods, Inc., including Controller-Accounting, Reporting and Planning and Controller-Operations Accounting. From September 2003 to August 2005, Mr. D’Ambrosia was Chief Financial Officer at Rochester Sports Group, a company in the sports entertainment industry. Mr. D’Ambrosia was previously an Audit Manager with Deloitte & Touche, LLP, in Rochester, New York, and was affiliated with such firm from 1997 — 2003. From September 1996 to November 1997, Mr. D’Ambrosia was a staff accountant with Chapman, Collins, Agostinelli & Shaw, P.C., a public accounting firm located in Rochester, New York.

Catherine D’Amico, 61, has been Director of Special Projects since January 2017. She served as Executive Vice President — Finance from May 2002 through December 2016 and Chief Financial Officer and Treasurer from August 1993 through December 2016. She was appointed Assistant Secretary of the Company in August 2015 and served in that capacity until May 2017. She was appointed Secretary of the Company in May 2012 and served in that position until August 2015. Prior to May 2002, Ms. D’Amico was Senior Vice President — Finance. Ms. D’Amico, a certified public accountant, was previously a Senior Audit Manager with Price Waterhouse (PricewaterhouseCoopers LLP) in Rochester, New York and was affiliated with such firm from 1978 to 1993.

Shawn Denlein, 48, has been Senior Vice President — Tire Merchandising since March 2017. From October 2012 to March 2017, Mr. Denlein was Senior Vice President at Hankook Tire Corporation, leading sales and logistics activities for both the retail and commercial channels in the United States. Prior to his employment with Hankook, he held various sales positions at Yokohama Tire Corporation, including Director of Consumer Sales for the U.S. from November 2008 through October 2012.

Christopher R. Hoornbeck, 66, has been Divisional Vice President and President of Car-X since April 2015. From December 1998 through March 2015, Mr. Hoornbeck was Divisional Vice President — Western Operations. Prior to that, Mr. Hoornbeck served as Zone Manager from 1996 to 1998, Vice President — Operations from 1992 to 1994 and Zone Manager from 1986 to 1992, and has worked for Monro in various other capacities since 1973.

Craig L. Hoyle, 63, has been Senior Vice President — Store Operations since April 2015, and was Divisional Vice President — Southern Operations beginning in October 2002. From October 1999 through September 2002, Mr. Hoyle was a Zone Manager and worked for Monro in various other capacities since January 1998. Prior to joining the Company, Mr. Hoyle managed several districts for Bridgestone/Firestone, Inc. and also held various marketing and other operational positions with them from 1981 through 1997.

Raymond L. Pickens, 51, has been Divisional Vice President — Store Operations since April 2015. From April 2014 through March 2015, Mr. Pickens was a Senior Zone Manager supervising several zones. Prior to that, Mr. Pickens served as a Zone Manager from October 2010 through March 2014, and as a Market Manager from October 2004 through September 2010. Prior to joining Monro, Mr. Pickens worked in various management positions in the automotive service industry.

Samuel Senuk, 49, has been Divisional Vice President — Store Operations since April 2017. From August 2016 through March 2017, Mr. Senuk was a Senior Zone Manager supervising several zones. Prior to that, Mr. Senuk served as Divisional Vice President at TBC Corporation from August 2013 through July 2016. Prior to that, Mr. Senuk served as a Zone Manager with the Company from October 2000 through July 2013 and as a Market Manager from May 1996 through September 2000 and has worked for Monro in various other capacities since 1990.

Security Ownership of Principal Shareholders, Directors and Executive Officers

The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of May 26, 2017 by (i) each person or entity known to the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each continuing Class 1 director, (iii) each Class 2 director, (iv) the executive officers named in the Summary Compensation Table and (v) all directors and executive officers as a group.

Unless otherwise indicated, (i) each of the named individuals and each member of the group have sole voting power and sole investment power with respect to the shares shown and (ii) the address for each of the named beneficial owners is 200 Holleder Parkway, Rochester, NY 14615. Percentages are based on 32,707,100 shares issued and outstanding on May 26, 2017.

5% Shareholders, Directors and Executive Officers	Title of Class	Number of Shares Beneficially Owned		Shares Acquirable Within 60 Days		Percent of Class Including Options
BlackRock Inc.	Common Stock	3,737,204	(1)			11.4
55 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc.	Common Stock	2,839,973	(2)			8.7
100 Vanguard Blvd.
Malvern, PA 19355
Peter J. Solomon	Common Stock	374,105	(3)	549,921	(4)	2.8
	Class C Preferred Stock	21,802	(4)			100.0
Donald Glickman	Common Stock	166,355	(5)	50,000		*
Catherine D’Amico	Common Stock	187,000		25,500		*
John W. Van Heel	Common Stock	202,463				*
Robert G. Gross	Common Stock	132,807				*
Frederick M. Danziger	Common Stock	65,307		40,000		*
Craig L. Hoyle	Common Stock	58,000		48,250		*
Joseph Tomarchio Jr.	Common Stock	15,000		28,000		*
Stephen C. McCluski	Common Stock	0		40,000		*
Robert E. Mellor	Common Stock	14,000		20,000		*
Brian J. D’Ambrosia	Common Stock	0		8,500		*
All directors and executive officers as a group (15 persons)	Common Stock	1,243,029		838,671		6.2	(6)
	Class C Preferred Stock	21,802				100.0

*	Less than 1% of the shares deemed outstanding.

(1)

Beneficial ownership reported as of December 31, 2016, according to a statement on Schedule 13G/A, filed January 10, 2017, by BlackRock, Inc., a parent holding company. BlackRock, Inc. reports sole voting power with respect to 3,667,247 shares and sole dispositive power with respect to 3,737,204 shares.

(2)

Beneficial ownership reported as of December 31, 2016, according to a statement on Schedule 13G/A, filed February 9, 2017, by The Vanguard Group, Inc., a registered investment advisor. The Vanguard Group, Inc. reports sole voting power with respect to 62,602 shares, shared voting power with respect to 4,121 shares, sole dispositive power with respect to 2,774,800 shares and shared dispositive power with respect to 65,173 shares.

(3)

Includes 217,318 shares of Common Stock held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts. Also includes 1,000 shares owned by Mr. Solomon’s wife. Mr. Solomon is a Class 2 Director.

(4)

Includes 11,802 shares of Class C Preferred Stock held in trusts for the benefit of Mr. Solomon’s children and grandchildren for which Mr. Solomon is trustee. The Class C Preferred Stock is presently convertible into 509,921 shares of Common Stock.

(5)	Excludes shares of Common Stock owned by Mr. Glickman’s adult children. Mr. Glickman disclaims beneficial ownership of such shares. Mr. Glickman is a Class 1 Director.

(6)

Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company, as a group, owned beneficially approximately 4.7% of Common Stock deemed outstanding on May  26, 2017.

CORPORATE GOVERNANCE

Director Independence

For a director to be considered independent, the director must meet the bright-line independence standards under the listing standards of the NASDAQ Stock Market Inc. (“NASDAQ”) and the Board must affirmatively determine that the director has no material relationship with the Company. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with the Company. The Board has determined that the following four current directors satisfy the independence requirements of NASDAQ: Frederick M. Danziger, Stephen C. McCluski, Peter J. Solomon and Robert E. Mellor.

Meetings of the Board of Directors and Committees

The Board of Directors held five meetings during fiscal 2017(1). During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served. All attended last year’s Annual Meeting.

At least annually, the Board of Directors meets to review management succession planning, as well as overall executive resources for the Company. Additionally, non-management directors regularly meet in executive sessions, including at times, without Mr. Glickman, who is not considered an independent director. Beginning in fiscal 2012, Mr. Mellor, as Lead Independent Director, presides over these executive sessions.

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board of Directors believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders. During the first half of fiscal 2013, Robert G. Gross served as the Chairman of the Board and as Chief Executive Officer. On June 27, 2017, Mr. Gross informed the Company of his intention to not stand for re-election to the Board when his current term expires at the Annual Meeting, and tendered his resignation as Executive Chairman of the Board effective immediately. Under the Company’s By-laws, the Board of Directors may elect a Chairperson of the Board to preside at all meetings of the shareholders and directors and to perform such other duties as the Board may elect. In light of Mr. Gross’s resignation as Executive Chairman of the Board, on June 28, 2017, the Board elected Robert E. Mellor to serve as an independent Chairman of the Board, effective immediately.

(1)

References in this Proxy Statement to fiscal years are to the Company’s fiscal years ending or ended fiscal March of each year (e.g., references to “fiscal 2017” are to the Company’s fiscal year ended March 25, 2017).

During Mr. Gross’s tenure as Executive Chairman, the Board recognized the need for independence in corporate governance, and accordingly, established the position of Lead Independent Director in April 2011, with the independent directors designating Robert E. Mellor to serve as the Board’s Lead Independent Director.

The independent directors (acting by a vote of the majority of independent directors then serving on the Board) are responsible for approving and appointing the Lead Independent Director. The Lead Independent Director is elected at least once on an annual basis, generally at the Board meeting in conjunction with each annual meeting of shareholders and such election and service will occur and continue during any period of time, and only so long as the Chairman of the Board is not an “independent” Board member under NASDAQ regulations. A written charter adopted by the Board establishes the authority and responsibilities of the Lead Independent Director. They include:

•

advise and consult with the Chief Executive Officer, senior management and the Chairperson of each committee of the Board, as to the appropriate information, agendas and schedules of Board and committee meetings;

•	advise and consult with the Chief Executive Officer and senior management as to the quality, quantity and timeliness of the information submitted by management to the independent directors;

•	recommend to the Chief Executive Officer and the Board the retention of advisors and consultants to report directly to the Board;

•	develop the agendas for and preside over executive sessions of the Board’s independent directors;

•

serve as principal liaison between the independent directors, and the Chief Executive Officer and senior management, on sensitive issues, including the review and evaluation of the Chief Executive Officer;

•	coordinate with the independent directors in respect of each of the foregoing; and

•	preside over meetings of the Board at which the Chairman is not present.

The Lead Independent Director description is publicly available as part of the Lead Independent Director Charter in the Investor Information — Corporate Governance section of the Company’s website at http://www.monro.com. Unless otherwise indicated, information contained on our website is not a part of this proxy statement. Given that Mr. Mellor, an independent director, is currently the Chairman, the Board does not currently have a Lead Independent Director.

The Board of Directors has created five standing committees: a five-member Executive Committee, a three-member Audit Committee, a three-member Compensation Committee, a three-member Finance Committee and a three-member Nominating and Corporate Governance Committee. The Board has adopted a formal charter for each of the Committees (except for the Executive Committee), under which each respective Committee operates. The charters can be found in the Investor Information — Corporate Governance section of the Company’s website at http://www.monro.com.

The Executive Committee has and may exercise, between meetings of the Board of Directors, all the power and authority of the full Board of Directors, subject to certain exceptions. These exceptions include approving any action requiring shareholder approval, filling vacancies on the Board of Directors, fixing compensation of directors and executives, engaging with the Company’s auditors, and repealing, amending or adopting new By-laws. During fiscal 2017, the Executive Committee held one meeting. Its members are Donald Glickman, Robert G. Gross, Peter J. Solomon, Robert E. Mellor and John W. Van Heel.

The Audit Committee has the sole power and authority to select and engage independent auditors for the Company and reviews with the auditors and with the Company’s management all matters relating to the annual audit of the Company. The Audit Committee held seven meetings in fiscal 2017. Its members are Stephen C. McCluski, Chairman, Frederick M. Danziger and Robert E. Mellor, each of whom is an independent director.

The Compensation Committee has the power and authority to review and approve the remuneration arrangements for executive officers and for certain employees of the Company and to select participants, approve awards under, interpret and administer the employee benefit plans of the Company. The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees. The Compensation Committee held four meetings in fiscal 2017. In fiscal 2017, it consisted of four members: Frederick M. Danziger, Chairman, Robert E. Mellor, James R. Wilen and Elizabeth A. Wolszon. Following the resignations of Ms. Wolszon and Mr. Wilen, the Board has decreased the size of the Compensation Committee to three members: Frederick M. Danziger, Chairman, Robert E. Mellor and Stephen C. McCluski, each of whom is an independent director.

The Finance Committee was established by the Board in December 2016 to review with management, and make recommendations to the Board regarding, the Company’s financial position and financing activities. In fiscal 2017, the Committee had three members: Donald Glickman, Chairman, Stephen C. McCluski and James R. Wilen. The Committee held no meetings in fiscal 2017. Following the resignation of James R. Wilen, the Committee has two members.

The Nominating and Corporate Governance Committee held two meetings during fiscal 2017. In fiscal 2017, the Nominating and Corporate Governance Committee consisted of three members: Elizabeth A. Wolszon, Chair, Stephen C. McCluski and James R. Wilen, each of whom is an independent director. On June 28, 2017, the Board appointed Frederick M. Danziger and Robert E. Mellor to the Nominating and Corporate Governance Committee, with Mr. Mellor designated to serve as Chairperson of the Committee. Following the resignations of Ms. Wolszon and Mr. Wilen, the Nominating and Corporate Governance Committee has three members.

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates for membership on the Board pursuant to the Company’s Corporate Governance Guidelines approved by the Board. The Nominating and Corporate Governance Committee does not have a diversity policy; however, the Nominating and Corporate Governance Committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Directors’ overall effectiveness in meeting its mission. In assessing potential new directors, the Committee considers individuals from various disciplines and diverse backgrounds. The Nominating and Corporate Governance Committee, at the direction of the Board, has taken meaningful steps to seek to identify one or more potential female nominees for director who satisfy the Company’s director qualification standards, including the appropriate experience and demonstrated commitment to the Company. The selection of qualified directors is complex and crucial to Monro’s long-term success. Board candidates are considered based upon various criteria, such as their broad-based business skills and experiences, a global business perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Monro and the automotive service industry.

The Nominating and Corporate Governance Committee will consider recommendations from shareholders of potential candidates for the Board of Directors and will evaluate candidates recommended by shareholders in the same manner as it evaluates candidates recommended by Board members, senior officers or search firms. A shareholder wishing to recommend a potential candidate must submit the recommendation in writing, addressed to the Secretary, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Nominating and Corporate Governance Committee, so that the Secretary receives the recommendation not less than 120 days (nor more than 180 days) prior to the meeting. Each recommendation must set forth the information required by the Certificate of Incorporation for shareholders submitting a nomination. Additional information and a copy of the Certificate of Incorporation may be obtained by submitting a written request to the Secretary of the Company.

Each year, prior to the annual meeting of shareholders, the Nominating and Corporate Governance Committee recommends the Board’s nominees to serve as Monro’s directors for the next two years. The Board is soliciting proxies to elect these individuals. Messrs. Danziger, McCluski, Mellor and Solomon, the candidates nominated by the Board of Directors for election at the Annual Meeting, have been determined to be independent directors of the Board.

The Nominating and Corporate Governance Committee of the Board is also responsible for recommending a candidate for the position of Lead Independent Director from the independent members of the Board.

The Company has a Code of Ethics that applies to all of its directors and executive officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is publicly available in the Investor Information — Corporate Governance section of the Company’s website at http://www.monro.com. The Company intends to post any amendments to or waivers from its Code of Ethics on its website.

BOARD’S ROLE IN RISK OVERSIGHT

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the Board. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, health, safety and environment, political, and reputational risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below. Each Committee meets with key management personnel and representatives of outside advisors (for example, the Manager of Internal Audit meets with the Audit Committee).

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan; major litigation and regulatory exposures and other current matters that may present material risk to the Company’s operations, plans, prospects or reputation; acquisitions and divestitures (including through post-closing reviews); senior management succession planning; and Monro’s employee pension and retirement savings plans, including their relative investment performance and funded status.

Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting and assets, financial policies, credit and liquidity matters; cybersecurity matters, including reviewing measures implemented by the Company to protect data and reviewing the Company’s responses to any cyber breaches; and compliance with legal and regulatory matters including environmental matters.

Nominating and Corporate Governance Committee	Risks and exposures relating to director succession planning and compliance with corporate governance matters.

Compensation Committee	Risks and exposures associated with leadership assessment and executive compensation programs and arrangements, including incentive plans.

Board/Committee	Primary Areas of Risk Oversight

Finance Committee	Risks and exposures associated with financial position and financing activities, including cost of capital; use of financial instruments and other hedging arrangements and strategies to manage exposure to financial and market risks; and financial status of the Company’s defined benefit pension plan.

Communications with Directors

Shareholders wishing to communicate with the non-management directors may send a letter to the Secretary, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Non-Management Directors. All correspondence sent to that address will be delivered to the appropriate directors on a quarterly basis, unless the Secretary determines by individual case that it should be sent more promptly. Any concerns relating to accounting, internal controls, auditing or officer conduct will be sent promptly to the Chair of the Audit Committee. All correspondence to non-management directors will be acknowledged by the Secretary and may also be forwarded within Monro to the subject matter expert for investigation. Alternatively, communication with non-management directors may occur as outlined in Monro’s Corporate Code of Ethics which is publicly available in the Investor Information — Corporate Governance section of the Company’s website at http://www.monro.com.

Compensation Committee Interlocks and Insider Participation

In fiscal 2017, the members of the Compensation Committee were Frederick M. Danziger, Robert E. Mellor, Elizabeth A. Wolszon and James R. Wilen. None of these individuals is a current or former employee or officer of the Company or any of its subsidiaries. During fiscal 2017, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

Neither Robert G. Gross, previously the Company’s Executive Chairman, nor John W. Van Heel, the Company’s Chief Executive Officer, participate in the Compensation Committee’s determination of their own compensation.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its executives, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of Named Executive Officers in fiscal 2017 and the report of the Compensation Committee of the Board of Directors (the “Committee”), which immediately follow below. For purposes of this analysis, the executive officers named in the Summary Compensation Table below, including the Chief Executive Officer, are referred to as the “Named Executive Officers.”

Compensation Philosophy and Objectives

The Company’s executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with various NASDAQ and Internal Revenue Code rules. The Committee operates under a written charter adopted by the Committee and ratified by the Board of Directors (the “Board”). A copy of the charter is publicly available in the Investor Information — Corporate Governance section of the Company’s website at http://www.monro.com.

Monro’s compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance shareholder value; and (3) support Monro’s core values and culture, by promoting internal equity and external competitiveness. To meet these objectives, Monro has adopted the following overriding policies:

•	Pay compensation that is competitive with the practices of other leading automotive and retail companies; and

•	Pay for performance by:

—	setting challenging and realistic performance goals for our officers and providing short-term incentive through a bonus plan that is based upon achievement of these goals; and

—

providing long-term, significant incentives in the form of stock incentives, in order to retain those individuals with the leadership abilities necessary for increasing long-term shareholder value while aligning the interests of our officers with those of our shareholders.

The above policies guide the Committee in assessing the proper allocation between long-term compensation, current cash compensation and short-term bonus compensation. Other considerations include Monro’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends, and regulatory requirements.

The program rewards the executive officers for attaining established goals that require the dedication of their time, efforts, skills and business experience for the success of the Company. The compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through salary and annual bonus. Long-term performance is rewarded through stock incentives, the value of which is measured in the performance of the Company’s stock price. In addition, the Named Executive Officers receive other benefits, certain of which are available to all other salaried employees of the Company.

2017 Advisory Vote on Executive Compensation

At the 2011 annual meeting of shareholders, the Company held a non-binding, advisory vote to determine how often the advisory vote on compensation of its Named Executive Officers (“say-on-pay”) should be held. An overwhelming majority of the Company’s shareholders expressed a preference that the “say-on-pay” vote take place on an annual basis as recommended by the Board of Directors. This preference was subsequently adopted by the Board of Directors and the Company is providing its shareholders with a “say-on-pay” vote this year. The Company again is holding a non-binding advisory vote this year to determine the frequency of future advisory votes on executive compensation.

Also, the Company’s shareholders overwhelmingly approved the compensation of its Named Executive Officers at the 2015 and 2016 annual meetings of shareholders. The Committee believes that this affirms shareholders’ support of the Company’s approach to executive compensation. Based on the substantial shareholder support of the Company’s executive compensation program, the Committee did not change its approach to the compensation of its Named Executive Officers in fiscal 2017. The Committee remains open to any concerns expressed by the Company’s shareholders and will continue to consider the outcome of future “say-on-pay” votes when making compensation decisions for the Company’s Named Executive Officers.

Oversight of the Executive Compensation Program

The Committee administers the Company’s executive compensation program on behalf of the Board and its shareholders. The Committee has not retained a compensation consultant to review its policies and procedures with respect to executive compensation.

In determining the appropriate compensation packages for the Company’s executives, the Committee reviews, on an annual basis, each executive’s past and present compensation, including equity and non-equity based compensation. In addition, the Company’s Chief Executive Officer annually reviews the performance of each of the executives (other than the Chief Executive Officer, whose performance has been reviewed annually by the Executive Chairman and the Committee, and the Executive Chairman whose performance has been reviewed annually by the Committee). The conclusions reached and recommendations made based on these reviews for base salary levels and annual bonus amounts are presented to the Committee in May each year. The Committee relies to a large extent on the Chief Executive Officer’s evaluations of each executive’s performance. However, it is the Committee which makes all final compensation decisions regarding the Company’s executives.

The Company does not have a pre-established policy for the allocation between annual executive compensation and long-term incentive-based executive compensation. Instead, the Committee uses a flexible approach so that it may reward recent performance and create incentives for long-term enhancements in shareholder value. However, the Committee does seek to have a substantial portion of each executive’s compensation be incentive-based, with the most senior executives having the highest portion dedicated to incentive-based compensation.

Elements of Executive Compensation

The principal elements of the Company’s executive compensation program are:

•	base salary;

•	an annual cash-based incentive opportunity;

•	long-term equity incentive awards;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

In addition to many other factors that affect compensation determinations, the Committee takes into account the compensation practices of a peer group, where available, in formulating its compensation program. This group includes automotive service and parts companies. The Committee periodically reviews and may adjust the members of the peer group as part of its regular review of executive compensation and pay practices. For fiscal year 2017, these companies included AutoZone Inc., Advance Auto Parts, Inc. and O’Reilly Automotive, Inc. Variations from the Company’s peer group companies may occur due to the fact that some of these companies are in similar, though not exactly the same lines of business as the Company, as well as company size, market factors or as dictated by the position and experience and skill level of the individual in question.

Base Salary

The Company provides Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. For executives, the amount of base salary is meant to reflect the primary responsibilities of his/her position and is set at a level that the Committee believes will enable the Company to attract and retain talent. The Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, responsibilities of the position, longer term potential, individual experience and methods to achieve results, as well as external market practices.

Annual salary planning begins with a percentage guideline for increases, based upon the Company’s annual budget, which is adjusted upward or downward for individual performance based on recommendations from the Chief Executive Officer. The guidelines are set after considering competitive market factors as previously described, affordability and current salary levels, as appropriate. The performance of each executive officer is evaluated annually following the close of the fiscal year so that each executive’s performance can be assessed within the context of the Company’s performance against its financial and strategic goals for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive’s management skills and experience, and the individual’s contribution to the performance and profitability of the Company. Base salary adjustments for officers, other than the Named Executive Officers, during fiscal 2017, averaged approximately 5.3%.

Salaries for executive officers are reviewed annually or when there is a change in position or responsibilities, such as a promotion. The Committee typically approves the base salary increases in May, which are effective retroactive to April of that same year. In May 2016, the Committee adjusted base salaries for the Named Executive Officers, retroactive to April 1, 2016. The salaries the Company paid to the Named Executive Officers during fiscal 2017 are shown in the Summary Compensation Table.

The April 2016 base salary increases for all executives generally ranged from 0 to 9% and were established after considering job performance, internal pay alignment and equity, increased responsibilities and marketplace competitiveness. Additionally, Mr. D’Ambrosia’s and Ms. D’Amico’s salaries were adjusted effective January 1, 2017 in connection with their changes in responsibilities. Ms. D’Amico stepped down as Executive Vice President — Finance and Chief Financial Officer, and her annual salary was reduced in accordance with her employment agreement. Mr. D’Ambrosia was promoted to Senior Vice President — Finance and Chief Financial Officer, and he received a 37.5% salary increase (representing a second increase in fiscal 2017 for him).

Annual Incentive Bonus

The Committee has the authority to award annual incentive bonuses to the Company’s officers. Each May, the Committee establishes targets for annual incentives in the form of performance-based cash bonuses to compensate executive officers, as well as other management employees. Each Named Executive Officer, other than the Chief Executive Officer and Executive Chairman, receives his or her annual incentive bonus pursuant to the Company’s Executive Bonus Plan. The Company’s Chief Executive Officer and Executive Chairman receive their annual incentive bonuses pursuant to a separate, shareholder approved, Management Incentive Compensation Plan, designed to comply with the requirements of Section 162(m) of the Internal Revenue Code. This plan was last re-approved by shareholders in August 2014.

Annual incentive bonuses are intended to compensate officers for the Company’s achievement of stated performance targets. The structure of the Executive Bonus and Management Incentive Compensation Plans for each year, including the incentive formula and the performance targets, are established and approved during the first quarter of the year to which the bonus relates. In addition, during the first quarter of each fiscal year, the Committee approves the amounts payable to each Named Executive Officer at each level of attainment of the performance measures between the threshold and the maximum.

The actual amount of each executive’s bonus under the Executive Bonus Plan is determined based on the Committee’s review of the Company’s level of achievement of the stated performance targets. The actual amount of the Executive Chairman’s and Chief Executive Officer’s bonus under the Management Incentive Compensation Plan is based solely on the Company’s achievement of a desired level of pre-tax income established in the first quarter of the fiscal year. All bonus awards made under the Plans are subject to the Committee’s approval. In addition, the Committee has the sole authority to determine whether the performance targets have been achieved by the Company and, if so, the applicable bonus award percentages to be paid. The Committee may use its discretion to include or exclude extraordinary or unusual items in determining the level of achievement of the performance targets. The Committee did not exercise this discretion for fiscal 2017 awards. For fiscal 2017, the performance targets established and actual results achieved were as follows:

	Performance Targets Established			Actual Results Achieved
Name	Threshold	Target	Maximum
Pre-tax income	$117,291,000	$122,622,000	$147,146,000	$97,244,000

In fiscal 2017, the Committee established company-wide performance measures based upon the Company’s achievements of pre-tax earnings targets that are based upon the Board-approved annual budget, thus linking compensation to the Company’s overall performance. The Committee establishes performance targets after carefully reviewing the state of the business, as expressed in the Company’s annual budget and business plan, and determining what measures are most likely, in present circumstances, to drive results and lead to sustainable growth. The Committee sets performance targets that are attainable, but challenging to achieve.

The Company’s practice is to pay cash awards based upon the achievement of its annual financial performance goals. The Committee carefully considers any exceptions. Absent extraordinary circumstances, there are no payouts for below threshold performance.

For fiscal 2018, should the Company fall short of pre-tax income targets, the Committee may also assess management’s performance as compared to primary public company competitors over the prior three years to determine “outstanding performance” and award discretionary bonuses. “Outstanding performance” will be determined by, but not limited to, comparable store sales performance and EBITDA margin, and may take into account the impact of acquisitions, accounting changes or unusual one-time charges. The Compensation Committee may award a discretionary bonus to an individual up to the target bonus. This discretionary feature was also a part of the fiscal 2017 Executive Bonus Plan, but was not applied. The discretionary feature only applies to individuals who do not participate in the Management Incentive Compensation Plan. Such individuals are not eligible for a discretionary bonus.

Each Named Executive Officer is eligible for an annual incentive bonus up to a specified percentage of such executive’s base salary. Target amounts payable under the Executive Bonus and Management Incentive Compensation Plans are proportionate to each officer’s accountability for the Company’s business plans and currently range from 20% to 90% of the officer’s base salary. However, the Committee has the discretionary authority to increase or decrease the target amounts annually.

Under the Plans for fiscal 2017, the Committee generally targeted bonus amounts to be paid at (a) 20% of base salary for each of the Company’s Vice Presidents, (b) 25% of base salary for each of the Company’s Senior Vice Presidents, except for Mr. Hoyle and Mr. D’Ambrosia whose targeted bonus is at 30%, (c) 35% of base salary for each of the Company’s Executive Vice Presidents, and (d) 90% of base salary for the Company’s Executive Chairman and Chief Executive Officer. Historically, the Committee has fixed the maximum payout for any officer’s annual incentive bonus at 250% of the participant’s targeted bonus. However, the Chief Executive Officer’s and Executive Chairman’s maximum payout is currently set at 167% of their targeted bonus.

As indicated above, payouts between the targeted amount and the maximum amount for each Named Executive Officer are based upon attainment of performance targets at varying levels, approved during the first quarter of each fiscal year by the Committee.

Long-Term Incentive Compensation

The long-term incentive compensation that the Committee generally employs is the granting of stock option awards to eligible employees, including, but not limited to, all executives. The purpose of granting such awards is to provide equity compensation that provides value to these employees when value is also created for the shareholders. Specifically, this form of equity compensation provides the employee with value only if the price of the Company stock, when the option is exercised, exceeds the option’s exercise price. For Company executives, the amount of long-term incentive compensation is intended to motivate executives to make stronger business decisions, improve financial performance, focus on both short-term and long-term objectives and encourage behavior that protects and enhances the long-term interests of the Company’s shareholders. The Committee believes that stock option awards are a significant portion of the total compensation package for executives and are an important retention tool.

The Committee determines grant levels of stock option awards based on individual performance, job positions within the Company, potential and level of responsibility. It also considers history of past grants, length of time in current position and any change in responsibility, as well as the financial statement expense associated with the options. Stock option awards for a fiscal year are typically approved and granted in May of the following fiscal year in order to coincide with the timing of annual reviews and compensation determinations. However, newly appointed and promoted executives or management personnel may receive an additional stock option grant at other times during the year. The options are awarded under the Company’s employee stock option plans, which require that the option exercise price be based on the closing market price of the Company’s Common Stock on the date the option is granted. The eventual value received by an executive depends on the overall performance of the Company’s stock. An executive may receive no value if the Common Stock underlying an option does not increase in value above the option’s strike price.

The Committee considered the following factors in establishing the 2017 stock option grants for the Named Executive Officers: recommendation by the Chief Executive Officer, individual performance, change in responsibility, the recipient’s level within the Company’s overall workforce, prior equity compensation awards, the value of the stock option award as a percentage of the recipient’s total compensation and the expense associated with the awards. In addition, Mr. D’Ambrosia received a stock option grant of 40,000 shares in January 2017 in connection with his promotion to Senior Vice President — Finance and Chief Financial Officer.

Executive Officer Stock Ownership Guidelines

The Company requires its Named Executive Officers to achieve and maintain a certain minimum level of ownership of the Company’s Common Stock. On December 2, 2010, the Board of Directors revised the Monro Muffler Brake, Inc. Stock Ownership Guidelines, increasing the requirement for stock ownership for certain individuals affiliated with the Company. The purpose of the guidelines was to further engage certain senior executives and the members of the Board in the long-term success of the Company. The Company’s stock guidelines for its Named Executive Officers are as follows:

Position	Stock Ownership Guideline
Executive Chairman and Chief Executive Officer	Common Stock with an aggregate value equal to at least four times annual base salary

Other Named Executive Officers	Common Stock with an aggregate value equal to at least three times annual base salary

Each affected executive is required to achieve his or her required ownership level within four years of the commencement date of his or her employment or promotion. As of March 25, 2017, all of the Named Executive Officers are in full compliance with the ownership levels required by the guidelines.

Anti-Hedging and Pledging Policy

In fiscal 2014, we expanded and clarified prohibitions related to transactions in short-term or highly leveraged transactions. Under our updated insider trading policy, we prohibit employees from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, we expanded our insider trading policy to prohibit employees from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

The Company also provides the Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the Company’s overall executive compensation program, the Committee’s executive compensation philosophy, as well as the Committee’s objective to better enable the Company to attract and retain the most talented and dedicated executives possible. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers.

The Company sponsors, for all employees, a profit sharing plan with a 401(k) feature, which is intended to qualify under Section 401(a) of the Internal Revenue Code. The Company generally matches 50% of the first 4% of pay that is contributed to the 401(k) plan. Participants are 100% vested in their own contributions at all times. Matching contributions vest 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service. In addition, any employee whose plan benefit is limited by Internal Revenue Code limitations (including each of the Company’s Named Executive Officers), may participate in the Deferred Compensation Plan. The purpose of the Deferred Compensation Plan is to provide affected employees with the opportunity to receive a retirement benefit that bears a comparable ratio to compensation as is provided to employees whose retirement benefit is not limited by the Internal Revenue Code.

The Deferred Compensation Plan provides the opportunity for eligible employees, including the Named Executive Officers, to defer the receipt of certain compensation, including base salary and short-term incentives. Under the plan, the Company matches base salary deferral amounts for salary over the Internal Revenue Service compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under the Company qualified 401(k) Profit Sharing Plan. No amounts credited under this plan are funded, and the right of a participant or beneficiary to receive a distribution is an unsecured claim against the general assets of the Company. The Deferred Compensation Plan is part of the Company’s competitive total compensation and benefits package that helps it attract and retain key talent. The costs of the Deferred Compensation Plan are included in the “Nonqualified Deferred Compensation Table”. The current annual earnings rate is 5%.

The Company’s other benefit plans primarily include medical and other health care benefits, group life insurance, disability and an employee stock purchase plan which allows eligible employees to utilize a percentage of their base salary to purchase Company stock. Certain Named Executive Officers are also covered under a noncontributory retirement plan (the “Pension Plan”). As of September 30, 1999, the Pension Plan was frozen, such that participants ceased to accrue benefits and there were no new participants in the plan. Costs associated with the Pension Plan are included in the “Pension Benefits Table” which follows.

Each Named Executive Officer is provided with the use of a company-owned vehicle or a car allowance, as well as participation in the plans and programs described above.

The Committee may, in its discretion, revise, amend or add to an executive officer’s perquisites and benefits as, when and if it deems advisable or appropriate. The Committee believes, based upon publicly available information, that the benefits described above are typical for senior executives at comparable companies.

Attributed costs of the perquisites and personal benefits described above for the Named Executive Officers for fiscal 2017 are included in the column entitled “All Other Compensation” of the “Summary Compensation Table” appearing below.

Other Matters

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Robert G. Gross, John W. Van Heel, Brian J. D’Ambrosia, and Joseph Tomarchio Jr. and Ms. Catherine D’Amico. Each of these employment agreements was reviewed and approved by the Committee. In addition, the Board of Directors reviewed and approved the Company’s employment agreement with Messrs. Gross and Van Heel. The Committee believes that these employment agreements are an important part of the overall executive compensation program and serve as a recruitment and retention device.

The agreement for each executive generally addresses: role and responsibilities; rights to compensation and benefits during active employment; resignation by the employee with or without “Good Reason” as defined in the agreement; termination in the event of death, disability or retirement; and termination for “Cause” and termination without “Cause”, as defined in the agreement. Further, the agreement stipulates that the executive may not compete with the Company or solicit its employees for prescribed periods following termination of employment or disclose confidential information.

Each contract also contains termination and related pay provisions in the event of a “change in control”. In all cases, for the change in control provision to apply, there must be both (1) a “change in control”, as well as (2) a termination by the Company without cause or a resignation by the executive for reasons defined in the agreement, including a material diminution of his or her duties. A “change in control” is generally deemed to occur (i) when a person or group who was not an affiliate as of the date the Company entered into the agreement (a “Non-Affiliate”) acquires beneficial ownership of 50% or more of the Company’s Common Stock; (ii) upon the sale of the Company substantially as an entity to a Non-Affiliate; or (iii) when there occurs a merger, consolidation or other reorganization of the Company with a Non-Affiliate, in which the shareholders of the Company immediately preceding the merger hold less than 50% (disregarding the voting and consent rights of the Class C Preferred Stock) of the combined voting power for the election of directors of the Company immediately following the merger. Consistent with Company policy, none of the employment agreements include an excise tax gross-up provision.

Mr. Van Heel’s contract expires on October 1, 2017. On June 28, 2017, Mr. Van Heel resigned as President of the Company, effective as of August 1, 2017. In addition, Mr. Van Heel’s employment as Chief Executive Officer of the Company will end on October 1, 2017 upon the expiration of his term of employment in accordance with the terms of his existing employment agreement with the Company and, in connection therewith, on June 28, 2017, Mr. Van Heel also tendered his resignation as a member of the Board of Directors, effective as of October 1, 2017.

Mr. Van Heel will remain with the Company as an advisor for six months after his employment agreement expires on October 1, 2017. In connection with Mr. Van Heel’s transition to this advisory role, the Company entered into an Agreement with Mr. Van Heel on June 28, 2017 (the “Van Heel Agreement”). The Van Heel Agreement will become effective on October 2, 2017 for a term expiring on March 31, 2018. Under the Van Heel Agreement, the Company has agreed to pay Mr. Van Heel a lump sum payment of $275,000 in recognition of prior services he rendered to the Company. In addition, Mr. Van Heel has agreed to, among other things, render part-time services as an advisor to the Company and assist in the Chief Executive Officer transition in exchange for a monthly payment of $33,333.

In December 2016, the Company entered into an Employment Agreement (the “D’Ambrosia Agreement”) with Mr. D’Ambrosia. The four year agreement is effective January 1, 2017 through December 31, 2020. During the term of the D’Ambrosia Agreement, Mr. D’Ambrosia will serve as the Senior Vice President — Finance and Chief Financial Officer of the Company.

Under the D’Ambrosia Agreement, Mr. D’Ambrosia (i) is paid a base salary of $275,000; (ii) is eligible to earn a target annual bonus, pursuant to the terms of the Company’s bonus plan, of up to 75%

of his base salary upon the achievement of certain predetermined corporate objectives, which is consistent with other Company executives; and (iii) participates in the Company’s other incentive and welfare and benefit plans made available to executives. In addition, under the D’Ambrosia Agreement, Mr. D’Ambrosia is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. D’Ambrosia for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the D’Ambrosia Agreement.

In May 2015, the Company entered into a new Employment Agreement (the “Gross Agreement”) with Mr. Gross. The three year agreement is effective October 1, 2015 through September 30, 2018. On June 27, 2017, Mr. Gross informed the Company of his intention to not stand for re-election to the Board when his current term expires at the Annual Meeting, and tendered his resignation as Executive Chairman of the Board, effective immediately. Further, his last day of employment with the Company will be August 15, 2017.

Under the Gross Agreement, Mr. Gross (i) is paid an annual base salary of $120,000; (ii) is eligible to earn a target bonus, pursuant to the terms of the Company’s bonus plan, of up to 150% of his base salary, upon the achievement of certain predetermined corporate objectives, which is consistent with both other Company executives and Mr. Gross’s previous employment agreement; and (iii) participates in the Company’s other incentive and welfare and benefit plans made available to executives.

Mr. Gross is entitled to certain payments upon death, disability, a termination without Cause (as defined therein), his resignation for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Gross Agreement.

Further, Mr. Gross is generally prohibited from directly or indirectly competing with the Company until September 30, 2020 or, for a one-year period from the date of termination, soliciting its employees. In exchange for this, Mr. Gross received a non-compete payment of $750,000, paid in five equal installments of $150,000, beginning on October 1, 2012 and continuing through October 1, 2016.

In August 2014, the Company entered into a new Employment Agreement (the “D’Amico Agreement”) with Ms. D’Amico. The D’Amico Agreement became effective September 1, 2014 and superseded the Company’s previous employment contract with Ms. D’Amico, which was set to expire in December 2014. The D’Amico Agreement extends Ms. D’Amico’s employment through August 31, 2018. During the term of the D’Amico Agreement, Ms. D’Amico continued in the role of the Company’s Executive Vice President and Chief Financial Officer until December 31, 2016 (the “Executive Period”). Following the Executive Period and until August 31, 2018, Ms. D’Amico provides services on a part-time basis as requested by the Company (the “Transition Period”).

Under the D’Amico Agreement and during the Executive Period, Ms. D’Amico (i) was paid an annual base salary of $350,200 until March 31, 2015; (ii) was paid an annual base salary of $375,000 from April 1, 2015 to the end of the Executive Period; (iii) was eligible to earn a target bonus, pursuant to the terms of the Company’s bonus plan, of up to 87.5% of her base salary, upon the achievement of certain predetermined corporate objectives, which is consistent with both other Company executives and Ms. D’Amico’s previous employment agreement; and (iv) participated in the Company’s other incentive and welfare and benefit plans made available to executives.

During the Transition Period, the Company pays Ms. D’Amico an hourly rate, but she no longer participates in the Company’s incentive benefit plans, including the bonus plan. In addition, during the Transition Period, Ms. D’Amico may participate in the Company’s employee benefit plans, but only to the extent she is eligible under the terms of such plans and the Company’s then-current policies.

Ms. D’Amico was entitled during the Executive Period to certain payments upon death, disability, a termination without Cause (as defined therein), her resignation for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the D’Amico Agreement.

In February 2014, the Company entered into a new Employment Agreement (the “Tomarchio Agreement”) with Mr. Tomarchio. The Tomarchio Agreement became effective April 1, 2014, and superseded the Company’s previous employment contract with Mr. Tomarchio, which was set to expire in December 2014. As planned, the Tomarchio Agreement extended Mr. Tomarchio’s employment as an Executive Vice President of the Company through June 2017, but on a part-time schedule. The Tomarchio Agreement was terminated effective April 1, 2017 by mutual agreement, when Mr. Tomarchio stepped down from the position of Executive Vice President. Effective April 1, 2017, Mr. Tomarchio has the title of Special Advisor and is focusing primarily on assisting with the Company’s ongoing acquisition activities. Mr. Tomarchio’s compensation has been adjusted to reflect his reduced schedule.

Prior to April 1, 2017, under the Tomarchio Agreement, Mr. Tomarchio (i) was paid a base salary of $242,500; (ii) was eligible to earn a target annual bonus, pursuant to the terms of the Company’s bonus plan, of up to 87.5% of his base salary upon the achievement of certain predetermined corporate objectives, which is consistent with both other Company executives and Mr. Tomarchio’s previous employment agreement; and (iii) participated in the Company’s other incentive and welfare and benefit plans made available to executives. In addition, under the Tomarchio Agreement, Mr. Tomarchio was entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. Tomarchio for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Tomarchio Agreement.

The provisions described above and other material provisions of the Company’s employment agreements with Messrs. Gross, Van Heel, D’Ambrosia and Tomarchio and Ms. D’Amico are discussed in the “Summary Compensation Table”, the “Grants of Plan-Based Awards Table”, and in the “Potential Payments Upon Termination or Change in Control” sections of this Proxy Statement.

At this time, the Committee has not determined that it is necessary to enter into employment agreements with any other executive positions. However, Vice President-level employees and above, including Zone Managers, are entitled to between one and six months’ base salary, depending on an individual’s length of service, as severance pay should they be terminated by the Company for reasons other than cause or poor performance.

Impact of Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for the Company’s executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual tax deduction for compensation paid to a Named Executive Officer, (other than the Chief Financial Officer) unless such compensation qualifies as performance-based compensation and is paid pursuant to a shareholder approved plan. With regard to Section 162(m) of the Internal Revenue Code, it is the Committee’s intention to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive demand for executive talent. The Committee intends that the total direct compensation payable to the Named Executive Officers (base salary, short-term incentive and long-term incentive) will be deductible by Monro and much of the other compensation, such as the supplemental retirement plan, will be paid at a time when not subject to the limitations of Section 162(m) of the Internal Revenue Code. The Management Incentive Compensation Plan, re-approved by the Company’s shareholders in August 2014, is designed to allow for the grant of annual incentive awards to certain executive officers of Monro that meet the qualified performance-based compensation requirements of Section 162(m) of the Internal Revenue Code and the Regulations so as to preserve the deductibility of compensation payments to executive officers. However, the Company does not represent that the compensation of the Named Executive Officers will be fully deductible for federal income tax purposes, and the Company maintains the flexibility to pay non-deductible compensation if it determines it is in the best interests of the Company and its shareholders.

Policy Concerning Additional Tax on Nonqualified Deferred Compensation Plan Benefits

Monro’s compensation and benefit plans and arrangements have been designed and administered with the objective of not triggering the additional tax under Section  409A of the Internal Revenue Code.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s 2017 Annual Report on Form 10-K.

The Compensation Committee

Frederick M. Danziger, Chairman

Robert E. Mellor

Stephen C. McCluski

Compensation Risk Assessment

During fiscal 2017, Company management, along with the Compensation Committee, considered whether any of the Company’s compensation policies and practices has the potential to create risks that are reasonably likely to have a material adverse effect on the Company. Management considered the risk profile of the Company’s business and the design and structure of its compensation policies and practices. The Company concluded that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company based on the following:

•	The Company’s base salary, retirement benefits, executive perquisites and generally available benefit programs create little, if any, risk to the Company.

•

Substantially all of the Company’s management employees are paid either a base wage or a base wage plus an annual bonus that is payable under the Company’s Executive Bonus Plan and, in the case of the Executive Chairman and Chief Executive Officer, pursuant to a separate, shareholder approved, Management Incentive Compensation Plan. (The only exceptions are employees who are involved in managing or directly supervising store-level operations. However, the compensation that can be earned by these employees is not significant either individually or in the aggregate.)

•

Management does not believe that the structure of its bonus plans, as described above under the subheading “Annual Incentive Bonus,” encourages employees to take risks that are reasonably likely to have a material adverse effect on the Company. In particular, management noted that the plans provide for the award of bonuses based upon the achievement of stated corporate-level financial objectives, which is in alignment with the overall Company objectives.

•

The Company also awards stock options as long-term incentive compensation. Management does not believe that either the award or structure of stock option grants encourages employees to take risks that are reasonably likely to have a material adverse effect on the registrant. In particular, the emphasis on granting awards of long-term incentive compensation that vest pro-rata over a number of years focuses on long-term stock appreciation, does not incent short-term risk taking and aligns with the overall company objective of providing value to these employees only when value is also created for the Company’s shareholders.

•	The Company believes that its mix of fixed compensation and “at risk” compensation, including annual incentive bonuses and stock awards, does not encourage inappropriate risk-taking by employees.

These factors were discussed with the Compensation Committee during the preparation of this Proxy Statement, and it was concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Company has not yet adopted a comprehensive clawback policy to recoup incentive-based compensation upon the occurrence of a financial restatement, misconduct or other specified events. However, the Committee is evaluating the practical and administrative implications of adopting, implementing and enforcing a clawback policy, and intends to adopt a clawback policy after the United States Securities and Exchange Commission (the “SEC”) issues final rules implementing the clawback provisions set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As of the date of this proxy statement, the SEC has not yet issued final rules.

EXECUTIVE COMPENSATION

2017 SUMMARY COMPENSATION TABLE

The table below sets forth the compensation paid to or earned by the Company’s “Named Executive Officers” listed in the table for the three year period ended March 25, 2017.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Above Market Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Robert G. Gross	2017	120,000	150,000	—	—	—	7,100	277,100
Executive Chairman	2016	270,000	150,000	—	243,408	—	5,600	669,008
	2015	390,000	150,000	—	193,102	—	7,000	740,102
John W. Van Heel	2017	550,000	—	—	—	—	19,800	569,800
Chief Executive Officer and President	2016	550,000	—	—	495,830	—	19,400	1,065,230
	2015	550,000	—	—	252,871	—	17,000	819,871
Joseph Tomarchio Jr.	2017	242,500	—	—	—	—	22,600	265,100
Former Executive Vice President	2016	242,500	—	—	85,017	—	23,900	351,417
	2015	242,500	—	—	43,358	—	26,500	312,358
Catherine D’Amico	2017	335,984	—	—	—	228	16,300	352,512
Former Executive Vice President — Finance and Chief Financial Officer	2016	375,000	—	—	131,470	—	17,500	523,970
	2015	350,200	—	397,950	62,615	—	16,400	827,165

Brian J. D’Ambrosia	2017	218,750	—	525,840	—	—	8,800	753,390
Senior Vice President —Finance and Chief Financial Officer
Craig L. Hoyle	2017	265,000	—	—	—	144	22,800	287,944
Senior Vice President —	2016	255,000	—	518,000	76,628	—	15,600	865,228
Store Operations	2015	225,000	—	101,520	28,735	—	17,400	372,655

(1)

The 2015 salary for Mr. Gross does not include $30,000 in salary he was otherwise entitled to under his employment agreement, but which he declined, so that the Company could establish an employee assistance fund. The 2016 salary for Mr. Gross reflects amounts actually earned in fiscal 2016. Mr. Gross’s salary was reduced by 71% effective October 1, 2015 in connection with his new contract and reduced responsibilities.

(2)

For Mr. Gross, this represents payments associated with a $750,000 non-compete bonus under his employment agreement. This was paid in five equal installments beginning October 1, 2012 and ending October 1, 2016.

(3)

Amounts do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating compensation costs are described more fully in footnote 1 in the Company’s financial statements in the Form 10-K for the year ended March 25, 2017, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on options granted in fiscal 2017.

(4)

This column represents the amounts earned by the Named Executive Officer in fiscal 2017, 2016 and 2015 pursuant to the Company’s annual incentive bonus plans. Additional information regarding the potential threshold, target and maximum payouts underlying the Non-Equity Incentive Plan Compensation column is included in the Grants of Plan-Based Awards table.

(5)	The Company did not pay above-market or preferential earnings to Named Executive Officers on deferred compensation in 2017, 2016 or 2015.

(6)

The following table shows each component of the All Other Compensation column in the Summary Compensation table. For each Named Executive Officer, these components consist of the Company’s matching contributions to the 401(k) and the Nonqualified Deferred Compensation Plans, payment of life insurance premiums on behalf of the Named Executive Officer and the incremental cost to the Company of automobiles provided to the Named Executive Officer. The Company does not provide any tax gross-ups on these perquisites.

Name	Year	Company Matching Contributions ($)	Life Insurance Premium ($)	Auto Allowance Perquisites ($)	Total ($)
Robert G. Gross	2017	5,300	900	900	7,100
John W. Van Heel	2017	5,300	900	13,600	19,800
Joseph Tomarchio Jr.	2017	5,000	900	16,700	22,600
Catherine D’Amico	2017	5,300	800	10,200	16,300
Brian D’Ambrosia	2017	5,000	900	2,900	8,800
Craig L. Hoyle	2017	5,300	900	16,600	22,800

GRANTS OF PLAN — BASED AWARDS

The following table provides information regarding plan-based awards under the Company’s stock option plan granted during fiscal 2017 to the Named Executive Officers. It also presents estimated possible payouts under the annual incentive bonus plan for fiscal 2017.

	Grant Date				All Other Option Awards	Exercise or Base Price of Options Awards ($)	Grant Date Fair Value of Option Award(3) ($)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Number of Securities Underlying Options (#)
Name		Threshold(2) ($)	Target ($)	Maximum ($)
Robert G. Gross	N/A	54,000	108,000	180,000
John W. Van Heel	N/A	247,500	495,000	825,000
Joseph Tomarchio Jr.	N/A	42,438	84,875	212,188
Catherine D’Amico	N/A	49,219	98,438	246,094
Brian D’Ambrosia		25,313	50,625	126,563
	5/11/2016				4,000	69.30	53,040
	1/3/2017				40,000	57.25	472,800
Craig L. Hoyle	N/A	39,750	79,500	198,750

(1)

The amounts in these columns consist of possible annual incentive payouts under the Company’s annual incentive bonus plan for fiscal 2017. These annual incentive awards are granted under the Executive Bonus Plan and the Management Incentive Compensation Plan. The amounts actually earned by each Named Executive Officer in fiscal 2017 are reported as Non-Equity Incentive Plan Compensation in the fiscal 2017 Summary Compensation Table in this Proxy Statement.

(2)

Represents the minimum amount payable under the 2017 annual incentive bonus plan, assuming that $117,291,000 of pre-tax income is attained. Otherwise, the Named Executive Officers receive no bonus. See “Compensation Discussion and Analysis — Annual Incentive Bonus.”

(3)	Stock options are granted under the 2007 Stock Incentive Plan. The amount listed in this column is the grant date fair value of such stock options calculated pursuant to FASB ASC 718.

The material terms of our Named Executive Officers’ employment agreements, annual incentive bonuses, long-term compensation and perquisites and other personal benefits and retirement benefits are described more fully in the Compensation Discussion and Analysis above. We encourage you to read the tables above and the related footnotes in conjunction with such information.

OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR END

The following table provides information about the number of outstanding equity awards held by the Company’s Named Executive Officers at March 25, 2017:

	Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert G. Gross
John W. Van Heel
Joseph Tomarchio Jr.	5/20/2009		12,000		18.05	5/19/2019
	5/15/2012		8,000		39.03	5/14/2018
	5/16/2013	(2)	6,000	2,000	44.49	5/15/2019

			26,000	2,000

Catherine D’Amico	5/16/2013	(2)	6,000	2,000	44.49	5/15/2019
	8/27/2014	(1)	17,500	17,500	52.82	8/26/2019

			23,500	19,500

Brian J. D’Ambrosia	1/7/2013		2,500		36.08	1/06/2019
	5/16/2013	(2)	750	250	44.49	5/15/2019
	5/14/2014	(2)	1,000	1,000	53.09	5/13/2020
	5/13/2015	(2)	1,250	3,750	61.41	5/12/2021
	5/11/2016	(2)	0	4,000	69.30	5/10/2022
	1/3/2017	(1)	0	40,000	57.25	1/02/2022

			5,500	49,000

Craig L. Hoyle	5/21/2008		7,500		11.76	5/20/2018
	5/20/2009		6,000		18.05	5/19/2019
	5/15/2012		3,000		39.03	5/14/2018
	5/16/2013	(2)	3,750	1,250	44.49	5/15/2019
	5/14/2014	(2)	4,500	4,500	53.09	5/13/2020
	5/13/2015	(2)	10,000	30,000	61.41	5/12/2021

			34,750	35,750

(1)	This option grant vests over four years as follows: One quarter of the options in each grant vests on the yearly anniversary of the grant. These options have a five year life from grant date.

(2)	This option grant vests over four years as follows: One quarter of the options in each grant vests on the yearly anniversary of the grant. These options have a six year life from grant date.

2017 OPTION EXERCISES

The following table shows all stock options exercised and value realized upon exercise by the Named Executive Officers during fiscal 2017:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)
Robert G. Gross	—	—
John W. Van Heel	333,250	8,555,850
Joseph Tomarchio Jr.	11,250	472,613
Catherine D’Amico	28,250	992,085
Brian J. D’Ambrosia	—	—
Craig L. Hoyle	10,750	414,298

(1)

The value realized equals the difference between the option exercise price and the fair market value of Monro’s Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Pension Plan

The Company sponsors the Monro Muffler Brake, Inc. Retirement Plan, a noncontributory retirement plan (the “Pension Plan”) which is intended to qualify under Section 401(a) of the Internal Revenue Code. As of September 30, 1999, participants ceased to accrue benefits under the Pension Plan and no employees will become plan participants after this date. Compensation and services after this date are not taken into consideration in determining benefits under the Pension Plan. Prior to September 30, 1999, each employee who attained age 21 became a participant on the April 1 or October 1 following the date the employee completed one year of service. Benefit payments generally begin upon retirement at age 65 or age 60 with 20 years of service.

Benefits under the Pension Plan are 100% vested in each participant upon completion of five years of service, attainment of age 65 or the termination of the Pension Plan. Lump sum distributions are available at termination or retirement only for accrued benefits of $5,000 or less.

The following table shows the estimated annual benefits payable to participants under the Pension Plan upon retirement at age 65. The table does not show the reduction for Social Security benefits (see formula below).

PENSION PLAN TABLE

Average Compensation	Number of Years of Service
(Prior to September 30, 1999)	5	10	15	20	25
$100,000	$22,500	$45,000	$45,000	$45,000	$45,000
80,000	18,000	36,000	36,000	36,000	36,000

For the purpose of determining amounts payable under the Pension Plan for each of the Named Executive Officers, compensation includes the average of ten years (i) base salary (including the amount of any reductions in the executive’s otherwise payable compensation attributable to any “cafeteria plan”) plus (ii) cash bonuses. Compensation does not include stock options or the Company’s contributions to the Profit Sharing Plan shown in the Summary Compensation Table. Compensation is limited to $100,000 for determining amounts payable under the Pension Plan.

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Robert G. Gross	Monro Muffler Brake, Inc.
	Retirement Plan	0	0	0
John W. Van Heel	Monro Muffler Brake, Inc.
	Retirement Plan	0	0	0
Joseph Tomarchio Jr.	Monro Muffler Brake, Inc.
	Retirement Plan	0	0	0
Catherine D’Amico	Monro Muffler Brake, Inc.
	Retirement Plan	7	134,793	0
Brian J. D’Ambrosia	Monro Muffler Brake, Inc.
	Retirement Plan	0	0	0
Craig L. Hoyle	Monro Muffler Brake, Inc.
	Retirement Plan	2	27,368	0

(1)

Actuarial assumptions used in calculating the present value of accumulated benefits are described in footnote 12 of the Company’s financial statements in the Form 10-K for the year ended March 25, 2017, as filed with the SEC.

The basic benefit under the Pension Plan is a straight life annuity. Subject to certain limits required by law, benefits are payable monthly in an amount equal to (i) 45% of a participant’s average monthly earnings for the highest ten consecutive years prior to September 30, 1999, less (ii) 45% of the monthly primary Social Security benefit payable to the participant at retirement. The amount of the benefit is also reduced for short service participants and participants terminating employment prior to retirement.

Due to the fact that the Pension Plan was frozen as of September 30, 1999, the amount of the benefit will be multiplied by a fraction (not greater than one), the numerator of which is the participant’s total number of years of service as of September 30, 1999, and the denominator of which is the number of years of service the participant would have accumulated if he had continued his employment until the earlier of (i) age 65 or (ii) the date after age 60 but before age 65 on which the participant had at least 20 years of vesting service under the Pension Plan.

Profit Sharing Plan

The Company sponsors a profit sharing plan with a 401(k) feature (the “Profit Sharing Plan”). The Profit Sharing Plan is intended to qualify under Section 401(a) of the Internal Revenue Code.

Each employee who has attained age 18 becomes a participant as of the first day of employment. Participants may elect to reduce their compensation by up to the lesser of 50% of their annual compensation or the statutorily prescribed annual limit and to have the amount of the reduction contributed to their account in the Profit Sharing Plan. One of the investment options available to participants is the Company’s Common Stock.

The Company may make discretionary matching contributions to the matching accounts of those employees who are contributing to the Profit Sharing Plan. Matching contributions are made annually. A discretionary Company profit sharing contribution may also be made on an annual basis.

Deferred Compensation Plan

The Company has adopted the Monro Muffler Brake, Inc. Deferred Compensation Plan (the “Plan”) to provide an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees. The Plan is an unfunded arrangement and the participants or their beneficiaries have an unsecured claim against the general assets of the Company to the extent of their Plan benefits. The Plan was amended and restated in May 2015.

Currently, only those employees, who are “highly compensated employees”, as that term is defined under Section 414(q) of the Internal Revenue Code, have been designated as eligible to participate in the Plan. Under the terms of the Plan, the Compensation Committee has the ability to establish additional eligibility requirements for participation in the Plan, but has not done so thus far.

The Plan permits participants to defer all or any portion of the compensation that would otherwise be payable to them for the calendar year, provided that participants must elect the maximum deferral opportunity permitted under the Profit Sharing Plan as a condition to making a deferral election under the Plan. In addition, the Company will credit to the participants’ accounts such amounts as would have been contributed to the Monro Muffler Brake, Inc. Profit Sharing Plan but for the limitations that are imposed under the Internal Revenue Code based upon the participants’ status as highly compensated employees. The Company may also make such additional discretionary allocations as are determined by the Compensation Committee. No amounts credited under the Plan are funded and the Company maintains accounts to reflect the amounts owed to each participant. At least annually, the accounts are credited with earnings or losses calculated on the basis of an interest rate or other formula as determined from time to time by the Board upon recommendation of the Compensation Committee. The current annual earnings rate is 5%.

Benefits are payable at a participant’s election in a single cash sum or in annual installments for a period not to exceed 10 years at the date designated by the participant upon his or her initial enrollment in the Plan, but may be earlier if separation of service occurs after the participant attains the age of 65. Payments are made earlier in the event a participant dies, becomes disabled or incurs an unanticipated emergency.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Robert G. Gross	9,738	4,148	6,236		174,732
John W. Van Heel	7,090	2,756	3,064		80,604
Joseph Tomarchio Jr.	5,158	2,693	2,089	40,682	21,794
Catherine D’Amico	6,664	3,032	5,404		149,987
Brian J. D’Ambrosia	5,965	2,953	814		24,219
Craig L. Hoyle	14,735	3,014	5,254		137,764

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for fiscal 2017.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal 2017.

(3)	Amounts in this column are not included in the Summary Compensation Table for fiscal 2017.

(4)

Of the total amounts shown in this column, the following amounts have been previously reported as compensation in Summary Compensation Tables since 2002 when the Deferred Compensation Plan was implemented. Mr. Gross: $145,531; Mr. Van Heel: $70,640; Mr. Tomarchio: $66,920; Ms. D’Amico: $105,283; Mr. D’Ambrosia: $13,864 and Mr. Hoyle: $116,073. In the case of Mr. Hoyle and Mr. D’Ambrosia, these amounts include compensation for years when they were not a Named Executive Officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a summary setting forth potential payments payable to the Named Executive Officers upon termination of employment or a change in control of the Company under their employment arrangements and the Company’s other compensation programs in effect as of March 25, 2017. Specifically, compensation payable to each Named Executive Officer upon voluntary termination, involuntary termination without cause, retirement, termination following a change in control, and in the event of death or disability of the executive is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 25, 2017. Therefore, they include amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s Common Stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination, such as earned but unpaid salary through the date of termination, amounts accrued and vested under the Company’s Pension, Profit Sharing and Deferred Compensation Plans, as applicable, and accrued vacation pay.

Payments Made Upon Any Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreement);

•	unused vacation pay; and

•	amounts accrued and vested under the Company’s 401(k), Pension and Deferred Compensation Plans.

Payments Made Upon Involuntary Termination Without Cause

As a result of their employment agreements (in the case of Messrs. Gross, Van Heel, D’Ambrosia and Tomarchio and Ms. D’Amico) and severance arrangements (in the case of Mr. Hoyle) entered into by the Company with the Named Executive Officers, in the event that a Named Executive Officer’s employment is involuntarily terminated without cause, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•

in the case of Messrs. Gross, D’Ambrosia and Tomarchio, one year’s base salary, payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•

in the case of Mr. Van Heel, two years’ base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	in the case of Mr. Hoyle, six months of base salary continuation; and

•	in the case of Ms. D’Amico and Messrs. Gross, Van Heel, D’Ambrosia and Tomarchio, all then outstanding unvested options will immediately and automatically vest and be exercisable for ninety (90) days.

TABLE OF PAYMENTS UPON INVOLUNTARY

TERMINATION WITHOUT CAUSE

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s Common Stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer had involuntarily been terminated without cause on March 25, 2017.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	Total ($)
Robert G. Gross	120,000	—	—	120,000
John W. Van Heel	1,100,000	—	—	1,100,000
Joseph Tomarchio Jr.	242,500	—	575,440	817,940
Catherine D’Amico	—	—	61,280	61,280
Brian J. D’Ambrosia	275,000	—	47,835	322,835
Craig L. Hoyle	127,500	—	575,610	703,110

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•	all then-outstanding vested options will be exercisable for one year.

Messrs. Gross, Tomarchio, Hoyle and Ms. D’Amico were eligible to receive retirement benefits as of March 25, 2017.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of a Named Executive Officer, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•

all then-outstanding unvested options issued under the 2007 Stock Incentive Plan and 1998 Employee Stock Option Plan will immediately and automatically vest upon death and all vested shares will be exercisable for one year in the case of death or permanent disability;

•	the executive will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate;

•

in the case of death, Messrs. Gross and Van Heel shall be entitled to one year’s base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid, and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death; and in the case of disability, Messrs. Gross and Van Heel shall be entitled to the lesser of (i) 12 months of base salary continuation or (ii) base salary through the remainder of the executive’s term; and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid, and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s disability;

•

in the case of the death or disability of Mr. D’Ambrosia, he shall be entitled to receive payment of the lesser of (i) 12 months of base salary continuation or (ii) base salary through the remainder of his term; and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid; and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of his death or disability; and

•

in the case of the disability of Messrs. Gross, Van Heel and D’Ambrosia, such executive shall receive the right to continue to participate in the Company’s group life, medical/dental and disability insurance plans, each at the same ratio of employer/employee contribution as applicable to the executive immediately prior to the termination event.

TABLE OF PAYMENTS UPON DEATH

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s Common Stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer had died on March 25, 2017.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life Insurance ($)	Stock Options ($)	Total ($)
Robert G. Gross	120,000	—	425,000	—	545,000
John W. Van Heel	550,000	—	425,000	—	975,000
Joseph Tomarchio Jr.	—	—	425,000	575,440	1,000,440
Catherine D’Amico	—	—	275,000	61,280	336,280
Brian J. D’Ambrosia	275,000	—	425,000	47,835	747,835
Craig L. Hoyle	—	—	425,000	585,185	1,010,185

TABLE OF PAYMENTS UPON PERMANENT DISABILITY

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s Common Stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer had been permanently disabled on March 25, 2017. For these purposes, “permanent disability” generally means total disability, resulting in the executive being unable to perform his or her job as determined by the Company’s life and disability insurance provider.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life and Health Plan Continuation ($)	Disability(1) ($)	Stock Options ($)	Total ($)
Robert G. Gross	120,000	—	35,195	577,295	—	732,490
John W. Van Heel	550,000	—	102,049	1,209,636	—	1,861,685
Joseph Tomarchio Jr.	—	—	—	422,516	560,120	982,636
Catherine D’Amico	—	—	—	422,516	45,960	468,476
Brian J. D’Ambrosia	275,000	—	22,780	1,756,308	45,920	2,100,008
Craig L. Hoyle	—	—	—	226,283	575,610	801,893

(1)

This amount represents the present value (at an assumed rate of 3%) of the long-term disability payments that would be paid to the Named Executive Officer until he or she reaches the retirement age of 65.

Payments Made Upon a Change in Control

As discussed in detail in the Compensation Discussion and Analysis section above, the employment agreements that the Company entered into with each of Messrs. Gross, Van Heel, D’Ambrosia and Tomarchio contain change in control provisions. Also, Mr. Hoyle would receive certain compensation payments if he were terminated without cause following a change in control. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•

in the case of Messrs. Gross, Van Heel and D’Ambrosia, two years’ base salary, and in the case of Mr. Tomarchio, one year; and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not paid; and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	in the case of Mr. Hoyle, six months of base salary continuation; and

•

all then-outstanding unvested options will immediately and automatically vest and be exercisable, in the case of Messrs. Gross, Van Heel, D’Ambrosia and Tomarchio, for ninety (90) days following such termination and in the case of Ms. D’Amico and Mr. Hoyle, for thirty (30) days following such termination.

On May 20, 2009, the Compensation Committee of the Board of Directors adopted a policy that the Company will not enter into any future employment agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control, and none currently exist.

TABLE OF POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	Total ($)
Robert G. Gross	240,000	—	—	240,000
John W. Van Heel	1,100,000	—	—	1,100,000
Joseph Tomarchio Jr.	242,500	—	575,440	817,940
Catherine D’Amico	—	—	61,280	61,280
Brian J. D’Ambrosia	550,000	—	47,835	597,835
Craig L. Hoyle	127,500	—	585,185	712,685

DIRECTOR COMPENSATION

The Company does not pay any director who is also an employee of Monro or its subsidiaries for his or her service as director.

In fiscal 2017, non-employee directors received the following compensation:

•

$20,000 annual retainer, a $15,000 annual retainer for the audit committee chairman, a $15,000 annual retainer for Lead Director position and a $5,000 annual retainer for each other committee chairman;

•

an annual grant of an option to purchase 10,000 shares of Common Stock, valued at $57.78 per share, which was the closing price of a share of the Company’s Common Stock on the date of the 2016 Annual Meeting of Shareholders;

•	$3,000 for each meeting of the Board of Directors or $1,000 for a committee meeting attended; and

•	reasonable travel expenses to attend meetings.

Director Stock Ownership Guidelines

On December 2, 2010, the Board of Directors revised the Monro Muffler Brake, Inc. Stock Ownership Guidelines, increasing the requirement for stock ownership for certain individuals affiliated with the Company. The purpose of the guidelines was to further engage certain senior executives and the members of the Board in the long-term success of the Company. The Company’s stock guidelines for its non-employee directors are as follows:

Stock Ownership Guideline	Common stock or equivalents with an aggregate value equal to at least three times the annual cash retainer payable to such director

Target Date	Within a four-year period of joining the Board of Directors

As of March 25, 2017, all of the Company’s non-employee directors are in full compliance with the ownership levels required by the guidelines, except for Mr. McCluski who is expected to be fully compliant by September 23, 2017.

The following table summarizes the compensation that the Company’s non-management directors earned for services as members of the Board of Directors and any committee of the Board of Directors during fiscal 2017:

NON-MANAGEMENT DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Frederick M. Danziger	47,000	112,300	159,300
Donald Glickman	32,000	112,300	144,300
Stephen C. McCluski	56,000	112,300	168,300
Robert E. Mellor	57,000	112,300	169,300
Peter J. Solomon	32,000	112,300	144,300
James R. Wilen	37,000	112,300	149,300
Elizabeth A. Wolszon	42,000	112,300	154,300

(1)

Each non-management director was granted options to purchase 10,000 shares of the Company’s Common Stock in 2017. This column represents the aggregate grant date fair value of the stock options granted during fiscal 2017 under FASB ASC 718. However, pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2017 grants as well as the grants made prior to 2017, refer to Note 1 of the Company’s financial statements in the Form 10-K for the year ended March 25, 2017, as filed with the SEC.

Option awards granted to directors are fully vested at the time of the grant. The number of options to acquire Monro Muffler Common Stock owned by each director at March 25, 2017 is as follows:

Name	Stock options outstanding (shares)
Frederick M. Danziger	40,000
Donald Glickman	50,000
Stephen C. McCluski	40,000
Robert E. Mellor	20,000
Peter J. Solomon	50,000
James R. Wilen	45,000
Elizabeth A. Wolszon	50,000

Total	295,000

Anti-Hedging and Pledging Policy

In fiscal 2014, we expanded and clarified prohibitions related to transactions in short-term or highly leveraged transactions. Under our updated insider trading policy, we prohibit our directors from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, we expanded our insider trading policy to prohibit directors from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s finance and legal staff are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions, and then determining, based on the facts and circumstances, whether the Company or related person has a direct or indirect material interest in the transactions. If the Company’s finance and legal staff determine that the Company or a related person has a direct or indirect material interest in a transaction, then the Company’s Audit Committee or other board committee comprised solely of independent directors must approve or ratify the transaction. As required under SEC rules, transactions that are determined to be material to the Company or a related person must be disclosed in the Company’s proxy statement.

Related Party Transactions

The Company leased six stores from lessors in which Joseph Tomarchio Jr., or a family member of Mr. Tomarchio, has beneficial ownership interests. In fiscal 2017, the Company expensed $754,000 in rent for those stores. Mr. Tomarchio was an officer of the Company in fiscal 2017.

Aside from the six leases above, the Company has not entered into any affiliate leases, other than renewals or modifications of existing leases, since May 1989, and no new leases are contemplated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 2017, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Donald Glickman filed one late report disclosing one late transaction relating to the exercise of options to acquire 10,000 shares of Common Stock, John Lamb filed one late report disclosing one late transaction relating to the exercise of options to acquire 500 shares of Common Stock, and Peter J. Solomon filed one late report disclosing one late transaction relating to the conversion of Class C Preferred Stock held in trusts for Mr. Solomon’s children to 158,459 shares of common stock.

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act enables Monro shareholders to vote, on an advisory, non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of the Company’s Named Executive Officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two or three years, or to abstain from voting. Shareholders will have an opportunity to cast a non-binding advisory vote on the frequency of future advisory votes on executive compensation at least every six years.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation on an annual basis is appropriate for the Company and its shareholders at this time. As an advisory vote, this proposal is not binding upon the Board. However, the Board intends to hold “Say on Pay” votes in the future in accordance with the alternative that receives the most shareholder support. The Board may, in the future, periodically re-visit the frequency of the “Say on Pay” votes based on the Company’s then-current compensation policies.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors recommends a vote FOR a frequency of “ONE YEAR” with respect to future advisory votes on executive compensation.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires the Company to provide its shareholders with a vote to approve, on an advisory, non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. These votes are currently provided on an annual basis, and the next vote is expected to be held at the Company’s next annual meeting in 2018.

As discussed under the heading “Compensation Discussion and Analysis” above, the Company’s executive compensation program is designed to attract, retain and motivate the performance of the executive management talent who are expected to advance both the short-term and long-term interests of the Company’s shareholders. Additionally, the Company’s compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is tied to performance of the Company.

For these reasons and the others described elsewhere in this Proxy Statement, the Board recommends that the Company’s shareholders vote in favor of approving the compensation of the Named Executive Officers as described in the narrative disclosure, tables and footnotes contained in this Proxy Statement (including under the heading “Compensation Discussion and Analysis” and in the compensation tables and narratives related to the compensation of the Named Executive Officers).

Accordingly, the Company is asking shareholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on a non-binding basis.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the policies and practices described in this Proxy Statement.

The above “Say on Pay” vote is an advisory vote only and is not binding on the Company, the Compensation Committee or the Board. However, the Board and Compensation Committee value the opinions of Company shareholders and to the extent there is any significant vote against the Named Executive Officer Compensation, the Company will consider those shareholder concerns and evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the approval of the compensation paid to the Company’s Named Executive Officers as described in this Proxy Statement.

APPROVAL OF THE AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

The Company’s Board is submitting for stockholder approval an amendment and restatement (the “Amended and Restated Plan”) of the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”). The 2007 Plan was approved by the Company’s stockholders and became effective on August 21, 2007, and was subsequently amended from time-to-time.

The following description of the Amended and Restated Plan is a summary and is qualified in its entirety by reference to the Amended and Restated Plan as proposed to be approved, which is attached hereto as Exhibit A.

Highlights of the Amended and Restated Plan

The Amended and Restated Plan does NOT increase the number of shares available for awards.

The Amended and Restated Plan adds several provisions (described in more detail below) to promote best practices and to reinforce the alignment of the Company’s equity compensation program with stockholders’ interests, including the following:

•	Minimum vesting requirements on awards to employees

•	NO dividends or dividend equivalents paid out prior to vesting

•	Forfeiture/clawback

•	Annual limits on awards and cash fees for non-employee directors

Like the 2007 Plan, the Amended and Restated Plan also provides for the following best practices:

•	Annual limits on options granted to employees

•	NO recycling of shares

•	NO repricing of options

•	NO reload options

•	NO discounted options

•	NO excise tax gross-ups

Amended and Restated Plan and the 2007 Plan

The proposed amendments to the 2007 Plan include, among other things, the following:

Types of Awards	The ability to grant restricted stock units.

Minimum Vesting Periods	All types of awards to employees will generally be subject to a minimum vesting period of one year.

Restriction on Payment of Dividends and Dividend Equivalents	Any dividends or dividend equivalents will be withheld and accrued by the Company, and distributed upon the release of restrictions on the underlying restricted stock or restricted stock units. If the restricted stock or restricted stock units are forfeited, the participant will have no right to the dividends or dividend equivalents accrued or withheld.

Clawback/Recoupment	The Company will be entitled, to the extent required by applicable law or stock exchange listing conditions, to recoup compensation paid under the Amended and Restated Plan.

Limits for Non-Employee Directors	Annual limits on the value of awards granted and the amount of cash fees paid to a non-employee director.

Purpose of the Plan

On May 11, 2017, the Board, subject to approval by the stockholders of the Company, approved the adoption of the Amended and Restated Plan. The Amended and Restated Plan permits the grant of nonqualified stock options, incentive stock options, restricted stock and restricted stock units. There are seven non-employee directors and approximately 7,500 employees, including all executive officers of the Company, currently eligible to participate.

The Amended and Restated Plan is designed to provide a means of giving existing and new employees and non-employee directors an increased opportunity to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company, and stimulating their efforts on the Company’s behalf.

Description of the Amended and Restated Plan

Available Shares

A maximum of 5,001,620 shares of Common Stock may be subject to awards under the Amended and Restated Plan. The number of shares issued or reserved pursuant to the Amended and Restated Plan (or pursuant to outstanding awards) is subject to adjustment on account of mergers, spin-offs, recapitalizations, consolidations, reorganizations, combinations, stock splits, stock dividends and other changes in the Common Stock. Only shares of Common Stock covered by awards that expire, terminate or lapse will again be available for grant under the Amended and Restated Plan. The Amended and Restated Plan does not permit the Company to use cash proceeds from option exercises to repurchase shares on the open market for reuse under the Amended and Restated Plan, or to reuse shares tendered or withheld as payment of an option’s purchase price or for taxes.

Administration

The Amended and Restated Plan is administered by the Committee. The Committee has the sole discretion to determine the employees and directors to whom awards may be granted under the

Amended and Restated Plan and the manner in which such awards will vest. However, awards granted to employees generally may not vest for at least one year after the date of grant. The Committee is authorized to establish the terms and conditions of awards granted under the Amended and Restated Plan and to waive any such terms and conditions at any time (including, without limitation and subject to certain restrictions, accelerating or waiving any vesting conditions). Options, restricted stock awards and restricted stock units will be granted by the Committee to employees and directors in such numbers and at such times as the Committee shall determine. However, no employee or director may receive options to purchase more than 500,000 shares of Common Stock in any fiscal year of the Company, and the value of awards granted to a non-employee director in any fiscal year, together with the total fees paid to the non-employee director in cash for services in the fiscal year, may not exceed $500,000. The Committee is authorized to interpret the Amended and Restated Plan, to establish, amend and rescind any rules and regulations relating to the Amended and Restated Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Amended and Restated Plan.

The Amended and Restated Plan expressly prohibits the Board and the Committee from amending the terms of outstanding options to reduce the purchase price of such outstanding options or to cancel outstanding options in exchange for cash, other awards or options with a purchase price that is less than the purchase price of the original options or take any other action with respect to awards that would be treated as a repricing under the NASDAQ rules, regulations or listing standards, without stockholder approval.

Options

The Committee will determine the purchase price and term for each option; provided, however, that options must have a purchase price that is at least equal to the fair market value of the Common Stock on the date the option is granted. Vested options may be exercised in whole or in part. An optionee may exercise an option by written notice and payment of the purchase price, subject to the terms and conditions established by the Committee (i) in cash or its equivalent (e.g., by check), (ii) by tendering, either by actual delivery of shares or by attestation, shares of Common Stock having a fair market value equal to the aggregate purchase price for the shares of Common Stock being purchased, (iii) by directing the Company to withhold shares of Common Stock issuable pursuant to the exercise of the option with a fair market value sufficient to pay the aggregate purchase price, (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate purchase price for the shares being purchased, (v) by such other method approved by the Committee or (vi) by any combination of the foregoing methods.

Options granted under the Amended and Restated Plan may be nonqualified stock options or incentive stock options. Awards of incentive stock options under the Amended and Restated Plan will be subject to certain additional restrictions.

Restricted Stock and Restricted Stock Units

The Committee may grant awards of restricted stock and restricted stock units. These awards will be subject to the terms and conditions established by the Committee. Any dividends or dividend equivalents with respect to awards of restricted stock or restricted stock units will be withheld and accrued by the Company, and distributed upon the release of restrictions on the underlying restricted stock or restricted stock units. If the restricted stock or restricted stock units are forfeited, the participant will have no right to the dividends or dividend equivalents accrued or withheld on the shares underlying the forfeited restricted stock or restricted stock units.

Performance Awards

Certain restricted stock awards and restricted stock units may be granted in a manner which is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). These awards shall vest based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goals relate or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to reported unusual or infrequently occurring items. The maximum number of shares of Common Stock payable during a calendar year pursuant to such performance-based awards shall be 500,000 shares.

Termination of Employment or Service

Generally, a participant in the Amended and Restated Plan may exercise his or her vested options (if any) during his or her lifetime provided he or she is employed or serves as a director of the Company. In the event a participant’s employment or service is terminated, a participant may exercise his or her options to the extent exercisable at such time for 30 days from his or her date of termination. Except as otherwise provided in the option award agreement, if a participant’s employment or service is terminated as a result of a Disability (as defined in the Amended and Restated Plan) or due to the participant’s Retirement (as defined in the Amended and Restated Plan), the 30-day period after cessation of employment or service during which such options may be exercised (as described above) is extended to one year. If a participant dies while employed by or serving as a director of the Company, the 30-day period is also extended to one year and all unvested options vest upon death. Except as expressly determined by the Committee, the unvested portion of a restricted stock award or restricted stock unit shall terminate upon the termination of employment or service for any reason. Notwithstanding the foregoing, in the event of the death of a recipient of a restricted stock award or restricted stock unit while an employee or director, the unvested portion of the restricted stock award or restricted stock unit shall become fully vested.

Transferability

Unless otherwise determined by the Committee, awards granted under the Amended and Restated Plan are not transferable other than by will or by the laws of descent and distribution.

Change in Control

In the event of a change in control (as defined in the Amended and Restated Plan), (i) all options shall become exercisable immediately prior to the change in control and (ii) all restrictions on restricted stock and restricted stock units shall lapse. In addition, the Committee may provide for the (i) termination of an option upon the consummation of the change in control, but only if the participant has been permitted to exercise an option in full for a period of not less than 10 days prior to the change in control, (ii) payment in exchange for the cancellation of an award and/or (iii) issuance of substitute awards that will substantially preserve the terms of any awards.

Clawback and Recoupment

In order to comply with Section 10D of the Securities Exchange Act of 1934, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), the Company will be entitled to recoup compensation of whatever kind paid under the Amended and Restated Plan at any time, in accordance with the Clawback Requirements and any policy adopted by the Company pursuant to the Clawback Requirements.

Amendment and Termination

The Board may amend, alter or discontinue the Amended and Restated Plan in any respect at any time. However, shareholder approval is required to give effect to any amendment which would materially increase the maximum number of shares for which awards may be granted, materially increase the benefits accruing under the Amended and Restated Plan or materially change the eligibility requirements for participation in the Amended and Restated Plan. In any case, no amendment may adversely affect any of the rights of a participant under any awards previously granted, without his or her consent.

Certain Federal Income Tax Consequences

The following summary describes the principal federal income tax consequences of grants made under the Amended and Restated Plan. The summary is based upon an analysis of the Code, as currently in effect, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Any such change could have retroactive effect and could affect the consequences described in the summary. The summary does not purport to cover all federal income tax consequences that may apply to a participant, and does not contain any discussion of foreign, state or local tax laws. Participants are urged to consult their own tax advisors regarding the tax consequences to them of acquiring and exercising awards and upon the sale or other disposition of any Common Stock acquired under the Amended and Restated Plan, as well as any tax consequences that may arise under the laws of any state, local or foreign jurisdiction.

Incentive Stock Options

Options granted or to be granted under the Amended and Restated Plan will be either incentive stock options under Section 422 of the Code or nonqualified stock options. Incentive stock options can only be granted to employees. In general, neither the grant nor the exercise of an incentive stock option granted under the Amended and Restated Plan will result in taxable income to the employee or a deduction to the Company. The sale of Common Stock received pursuant to the exercise of such an option will result in a capital gain or loss to the employee equal to the difference between the amount realized on the sale and the exercise price and will not result in a tax deduction to the Company. However, the excess of the fair market value of the Common Stock acquired upon the exercise of an incentive stock option over the purchase price is included in the “alternative minimum taxable income” of the optionee for the year in which such option is exercised and may subject the optionee to increased taxes under the “alternative minimum tax.” In general, the current maximum federal ordinary income tax rate is 39.6% while the maximum tax rate on long-term capital gains is 20%. To receive incentive stock option treatment, the employee must not dispose of the Common Stock within two years after the option is granted and must hold the Common Stock itself for at least one year after the transfer of such Common Stock to such employee upon exercise.

If the holding period rules for incentive stock option treatment are not satisfied, income is recognized by the employee upon disposition of the Common Stock (a “disqualifying disposition”). Any gain realized by the employee will be taxable at the time of such disqualifying disposition as (i) ordinary income equal to the fair market value of the Common Stock on the date the incentive stock option was exercised less the purchase price paid and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the incentive stock option was exercised. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee at the time such income is recognized.

Nonqualified Stock Options

Nonqualified stock options are not intended to qualify as incentive stock options under Section 422 of the Code. In general, no taxable income will be recognized by the optionee and no deduction will be allowed to the Company upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, an optionee will recognize an amount of ordinary income equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to the optionee over the purchase price. The Company will be entitled to a corresponding tax deduction equal to the amount included in the optionee’s income.

Generally, if an optionee delivers previously-acquired Common Stock, in payment of all or part of the purchase price of a nonqualified stock option, the optionee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired Common Stock after its acquisition date. The fair market value of the shares received in excess of the fair market value of the shares surrendered and any cash paid constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date the Company receives the shares. The Company is entitled to a tax deduction equal to the compensation income included by the optionee in his or her income.

Restricted Stock

Subject to Section 162(m) of the Code, discussed below, the participant recognizes ordinary income equal to the fair market value of an award of restricted stock at the time the restrictions on the restricted stock lapse (and the Company will be entitled to a corresponding tax deduction), unless the participant elects to be taxed currently under Section 83(b) of the Code. If such an election is made within 30 days after the date of grant by the Company to the participant of an award of restricted stock, the participant will recognize ordinary income on the date of grant equal to the fair market value of the shares on the date of grant and the Company will be entitled to a corresponding tax deduction.

Restricted Stock Units

Upon the grant of restricted stock units, the participant recognizes no income and the Company is not allowed a deduction. When restricted stock units vest and are paid, the participant realizes ordinary income in an amount equal to the fair market value of the underlying shares of Common Stock at the time of payment of the restricted stock units, and, subject to the limitations of Section 162(m) of the Code, discussed below, the Company receives a corresponding tax deduction at such time.

Section 162(m)

Section 162(m) of the Code limits the deduction for certain compensation paid to certain named executive officers of the Company in a taxable year to $1 million for each such officer. Compensation includes all salary and other amounts paid to such officers as remuneration for services, but would not include the gain realized upon the exercise of a nonqualified stock option or an incentive stock option, or shares of restricted stock or restricted stock units granted under the Amended and Restated Plan as Performance Awards.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Standards Codification Topic 718, the Company is required to recognize compensation expense on the income statement over the requisite service period or performance period based on the grant date fair value of stock options, restricted stock awards and restricted stock units.

Approval of the Amended and Restated Plan

The adoption of the Amended and Restated Plan requires the approval of a majority of the votes cast at the Annual Meeting (in person or by proxy) by the holders of shares entitled to vote thereon.

The Board of Directors recommends that shareholders vote their shares FOR approval of the Amended and Restated Plan as described above.

NEW PLAN BENEFITS

The following table sets forth the estimated number of stock awards expected to be received in fiscal 2018 by the Non-Executive Director Group under the Amended and Restated Plan. The number of stock awards to be received in fiscal 2018 by the Named Executive Officers under the Amended and Restated Plan cannot be determined at this time.

Amended and Restated Plan
Name and Position	Number of Awards	Dollar Value ($)
Robert G. Gross	N/A
Executive Chairman
John W. Van Heel	N/A
President and Chief Executive Officer
Joseph Tomarchio Jr.	N/A
Former Executive Vice President
Brian D’Ambrosia	N/A
Senior Vice President — Finance, Chief Financial Officer and Treasurer
Craig L. Hoyle	N/A
Senior Vice President — Store Operations
Catherine D’Amico	N/A
Former Executive Vice President — Finance, Chief Financial Officer and Treasurer
Executive Group	N/A
Non-Executive Director Group(1)	19,845	$910,000
Non-Executive Officer Employee Group	N/A

(1)

Estimated amounts under ASC Topic 718. Represents restricted stock awards. The Company is basing these amounts on a per share price of $45.85, which represents the closing price of the Company’s stock on June 16, 2017.

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO

CHANGE THE COMPANY’S NAME TO MONRO, INC.

The Board of Directors has approved, and recommends that you approve, an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Monro Muffler Brake, Inc. to Monro, Inc. The Board of Directors believes it is in the best interest of the Company and shareholders to change the corporate name. This change will not affect any of the Company’s brand names or store-level operations. Rather, the Board of Directors believes that the corporate name change better aligns the Company’s history with its current business operations.

If the proposed amendment to the Company’s Certificate of Incorporation is approved, Section 1 will be amended in its entirety to provide as follows:

“1. The name of the Corporation is Monro, Inc.”

If approved by our shareholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the New York Secretary of State by the Company.

The Company’s common stock is currently traded on the NASDAQ Stock Market under the symbol “MNRO”. If the amendment is approved and the name change becomes effective, the Company will continue to be listed on the NASDAQ Stock Market, and the Company expects to retain the symbol “MNRO”.

If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The new corporate name will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender any stock certificates they currently hold as a result of the name change. After the name change, all new stock certificates issued by the Company and all uncertificated shares held in direct registration accounts, including uncertificated shares currently held in direct registration accounts, will bear the name “Monro, Inc.”

If the name change is not approved, the proposed amendment to our Certificate of Incorporation will not be filed and the name of the Company will remain unchanged. In making this recommendation, the Board of Directors is retaining the ability to, without further vote by shareholders, delay or abandon the proposed name change at any time if the Board of Directors concludes that such action would be in the best interest of the Company and its shareholders.

The Board of Directors recommends a vote FOR the proposed amendment to the Company’s Certificate of Incorporation changing the Company’s name from “Monro Muffler Brake, Inc.” to “Monro, Inc.”

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee is an independent director as defined by rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ. In addition, the Board of Directors has determined that Stephen C. McCluski is an audit committee financial expert as defined by SEC rules, and is independent from management.

In fiscal 2017, the Audit Committee, as a matter of routine, reviewed its charter and practices. The Audit Committee determined that its charter and practices are consistent with listing standards of NASDAQ.

Management is responsible for the Company’s internal controls and the financial reporting process. The external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees), as amended.

The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 25, 2017, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the re-appointment of PricewaterhouseCoopers LLP as the Company’s external auditors for fiscal 2018.

Audit Committee

Stephen C. McCluski, Chairman

Frederick M. Danziger

Robert E. Mellor

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While shareholder ratification of the Company’s independent public accountants is not required by the Company’s Amended and Restated By-laws or otherwise, the Audit Committee and management believe that shareholder ratification of the Company’s selection of independent registered public accountants is desirable and a good corporate practice. Therefore, the Audit Committee is requesting that shareholders approve the proposal to ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal 2018. In the event that this selection is not ratified by the affirmative vote of a majority of shares of the Company’s common stock present or represented by proxy and entitled to vote on the selection, the Audit Committee will consider that fact when it selects the independent public accountants for the following year. The Audit Committee may, in its discretion, replace PricewaterhouseCoopers LLP as the independent registered public accounting firm at a later date without the approval of its shareholders.

PricewaterhouseCoopers LLP (“PWC”) has been engaged as the Company’s independent accountants since 1984. A representative of PWC will be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if he or she desires to do so.

In addition to retaining PWC to audit the Company’s consolidated financial statements for fiscal 2017, the Company retained PWC and other consulting firms to provide advisory, auditing, and consulting services in fiscal 2017. The Company understands the need for PWC to maintain objectivity and independence in its audit of its financial statements. To minimize relationships that could appear to impair the objectivity of PWC, the Audit Committee has restricted the non-audit services that PWC may provide primarily to tax services and merger and acquisition due diligence services. They also determined that the Company would obtain non-audit services from PWC only when the services offered by PWC are at least as effective or economical as services available from other service providers.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PWC. Specifically, the Audit Committee has pre-approved the use of PWC for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the Company requests PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the Audit Committee requires management to report the specific engagements to the Audit Committee on a regular basis, and also obtain specific pre-approval on any engagement over $50,000.

Aggregate fees billed to the Company for services rendered by PWC for fiscal 2017 and 2016 were:

	2017	2016
Audit Fees	$796,500	$696,600
Audit-Related Fees	43,000	1,900
Tax Fees	—	—
All Other Fees	—	585,200

Total Fees	$839,500	$1,283,700

In the table above, in accordance with SEC definitions and rules, “audit fees” are fees the Company paid to PWC for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, for the Sarbanes-Oxley Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are comprised of assurance and related services that are traditionally performed by the external auditor; “tax fees” are fees related to preparation of the Company’s tax returns, as well as fees for tax compliance, tax advice and tax planning; and “all other fees” are fees billed by PWC to the Company for any services not included in the first three categories including services such as benefit plan services and merger and acquisition due diligence. Such fees were higher in fiscal 2016 because the Company engaged PWC for due diligence assistance with a large unsuccessful acquisition.

The Audit Committee has considered whether the non-audit services provided by PWC are compatible with PWC maintaining its independence and has determined that they are compatible.

The Board of Directors recommends the shareholders vote FOR ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2018.

OTHER MATTERS

Notice Pursuant To Section 726(d) of the New York Business Corporation Law

As of August 1, 2016, the Company renewed its Directors’ and Officers’ primary and excess management and professional liability insurance through August 1, 2017 at a total annual cost of $235,000 in premiums. The primary policy is carried with Twin City Fire Insurance Company, a subsidiary of The Hartford Insurance Company. The excess policy is carried with Federal Insurance Company, a subsidiary of the Chubb Group of Insurance Companies. The policies cover all of the Company’s directors and executive officers.

Shareholder Proposals

The advance notice provisions described below are separate and distinct from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Shareholders who wish to include a proposal in the proxy statement for the 2018 Annual Meeting of Shareholders must submit proposals in writing no later than March 14, 2018 to the Secretary of the Company, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, New York 14615.

Advance Notice of Director Nominations and Other Meeting Business

Nominations for Board membership and other meeting business that shareholders intend to present at the annual meeting to be held in 2018 must be received by no earlier than February 16, 2018 and no later than April 17, 2018, assuming an annual meeting date of August 15, 2018. The Company’s Certificate of Incorporation provides that shareholders who do not present a proposal for inclusion in the proxy statement, but who still intend to bring business before the 2018 annual meeting, and shareholders who intend to submit nominations for directors at the meeting, are required to deliver or mail the notice of business or nomination to the Secretary of the Company, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, New York 14615, so that the Secretary receives the notice of business or nomination not less than 120 days nor more than 180 days prior to the meeting. However, if less than 50 days’ notice or prior public disclosure of the meeting date is given or made to shareholders, the Secretary must receive such notice of business or nomination not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or such public disclosure was made, whichever first occurs. Each notice of business or nomination must set forth the information required by the Certificate of Incorporation. If the chairman of the meeting determines that notice of business or nomination was not made in accordance with the required procedures, such business or nomination will be disregarded. Additional information and a copy of the Certificate of Incorporation may be obtained by submitting a written request to the Secretary of the Company.

Additional Information

The Company will furnish to any shareholder, upon written request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 25, 2017, as filed with the SEC, without charge, except that copies of any exhibit to such report will be furnished upon payment by such shareholder of the Company’s reasonable expenses in furnishing such exhibit. Written requests may be directed to the Company, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, New York 14615, Attention: Secretary.

By Order of the Board of Directors

/s/ Maureen E. Mulholland
Maureen E. Mulholland
Secretary

Rochester, New York

July 21, 2017

Exhibit A

MONRO MUFFLER BRAKE, INC.

AMENDED AND RESTATED

2007 STOCK INCENTIVE PLAN

(As Amended and Restated Effective August     , 2017)

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1 Establishment and Effective Date. Monro Muffler Brake, Inc., a New York corporation (the “Company”), originally established the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan, effective as of June 29, 2007 (the “Effective Date”). The Monro Muffler Brake, Inc. 2007 Stock Incentive Plan was subsequently amended from time-to-time, and is hereby amended and restated effective as of August     , 2017, subject to the approval of the Company’s stockholders (the “Plan”).

1.2 Purpose. The purpose of the Plan is to encourage and enable all eligible employees and directors (subject to such requirements as may be prescribed by the Compensation Committee (the “Committee”)) of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company’s common stock, par value $.01 per share (“Common Stock”). Such ownership will provide such employees and directors with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment or a directorship with the Company and its subsidiaries.

ARTICLE 2

AWARDS

2.1 Form of Awards. Awards under the Plan may be granted in the form of incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“Nonqualified Stock Options”) that are not intended to qualify as incentive stock options under Section 422 of the Code (collectively, “Options”), shares of restricted Common Stock (“Restricted Stock”) or units evidencing the right to receive shares of Common Stock (or a cash payment equal to the fair market value of shares of Common Stock) at some future date (“Restricted Stock Units,” and, together with Restricted Stock and Options, “Awards”); provided, that Incentive Stock Options may only be granted to employees of the Company.

2.2 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for Awards under the Plan is 5,001,620, as subject to adjustment pursuant to Article 11 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Awards may be granted under the Plan, any Option expires unexercised or Award is terminated, surrendered or canceled without being exercised in whole for any reason, the shares of Common Stock covered by such Award shall be available for subsequent Awards under the Plan upon such terms as the Committee may determine.

2.3 Substitute Awards. Awards granted in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any subsidiary with which the Company or any subsidiary combines shall not reduce the shares of Common Stock authorized for grant under the Plan or authorized for grant to an employee or director in any fiscal year. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

2.4 Minimum Vesting Requirements. Awards granted to employees under the Plan after August 15, 2017 shall be subject to the minimum vesting period requirement specified for the Award in Section 5.1 or Section 6.1, as applicable, except that: (i) up to a maximum of five percent (5%) of the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 2.2 may be issued pursuant to Awards granted under the Plan without regard for any minimum vesting period requirements set forth in Section 5.1 or Section 6.1; and (ii) continued employment or service for exercisability or vesting shall not be required as (A) the Committee may determine or permit otherwise in the event of death, disability, retirement or, subject to Section 9.2, in connection with a Change in Control (as hereinafter defined) (each such event, a “Defined Event”), and (B) may be required or otherwise be deemed advisable by the Committee in connection with substitute Awards granted pursuant to Section 2.3. No Award Agreement evidencing the terms of an Award may reduce or eliminate the minimum vesting period requirement set forth in the Plan.

ARTICLE 3

ADMINISTRATION

3.1 Committee. Awards shall be determined, and the Plan shall be administered by, the Committee as appointed from time to time by the Board of Directors of the Company (the “Board”), which Committee or subcommittee thereof shall consist solely of two or more individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule thereto) (the “Exchange Act”), “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) and directors who meet the independence requirements of the Nasdaq listing standards.

3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Awards and to determine the purchase price of the Common Stock covered by each Award, the term of each Award, waive any terms or conditions of any Award (including, without limitation, accelerating or waiving any vesting conditions subject to an Award, but subject in all cases to the limitations provided by Section 2.4), the number of shares of Common Stock to be covered by each Award and any performance objectives or vesting conditions applicable to each Award; (ii) to designate Options as Incentive Stock Options or Nonqualified Stock Options; and (iii) to determine the employees or directors to whom, and the time or times at which, Awards shall be granted. Notwithstanding the foregoing, and except as otherwise provided by Article 12 hereof, neither the Board nor the Committee may amend the terms of outstanding Options to reduce the exercise price of such outstanding Options or to cancel such outstanding Options in exchange for cash or other Options with an exercise price that is less than the exercise price of the original Options, or take any other action with respect to Awards that would be treated as a repricing under the Nasdaq rules, regulations or listing standards, without stockholder approval.

3.3 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable. The Committee may also delegate to the Chief Executive Officer of the Company the authority, subject to such terms as the Committee shall determine, to perform any and all functions as the Committee may determine. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

3.4 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all employees and directors who have received Awards under the Plan and all other interested persons.

3.5 Liability; Indemnification. No member of the Committee, nor the Chief Executive Officer, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards granted thereunder, and each member of the Committee, the Chief Executive Officer and each person to whom ministerial duties have been delegated shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between such member, the Chief Executive Officer and the Company.

ARTICLE 4

ELIGIBILITY

Awards may be granted to all employees and directors of the Company or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee), including officers of the Company; provided, however, that no employee or director may receive a grant of an Option to purchase more than 500,000 shares of Common Stock in the aggregate in any fiscal year of the Company. The aggregate grant date fair value of Awards granted to a non-employee director in any fiscal year, together with the total fees paid to the non-employee director in cash for services in such fiscal year, shall not exceed $500,000. In determining the employees and directors to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the nature of the services rendered by such employees or directors, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its sole discretion shall deem relevant.

As used herein, the term “subsidiary” shall mean any present or future corporation, partnership or joint venture in which the Company owns, directly or indirectly, 40% or more of the economic interests. Notwithstanding the foregoing, only employees of the Company and any present or future corporation which is or may be a “subsidiary corporation” of the Company (as such term is defined in Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options.

ARTICLE 5

STOCK OPTIONS

5.1 Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting conditions, as the Committee shall from time to time determine; provided, however, that Options granted to employees shall not vest for at least one year after the date of grant, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event, or (B) may be required or otherwise be deemed advisable by the Committee in connection with substitute Awards granted pursuant to Section 2.3.

5.2 Designation as Nonqualified Stock Option or Incentive Stock Option. In connection with any grant of Options, the Committee shall designate in the Award Agreement whether the Options granted shall be Incentive Stock Options or Nonqualified Stock Options, or in the case both are granted, the number of shares of each. All Options granted under the Plan are intended to be Nonqualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.

5.3 Purchase Price. The purchase price per share under each Option shall be the Market Price (as hereinafter defined) of the Common Stock on the date the Option is granted. In no case, however, shall the purchase price per share of an Option be less than the par value of the Common Stock ($.01). In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary (a “10% Stockholder”), the purchase price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

The “Market Price” of the Common Stock on a given date for purposes of the Plan shall be the closing price of the Common Stock on the Nasdaq Stock Market on such date or if the Nasdaq Stock Market is not open for trading on such date, on the next date when the Nasdaq Stock Market is open for trading, or such other value as determined by the Committee in accordance with applicable law.

5.4 Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any subsidiary) shall not exceed $100,000. The maximum aggregate number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options is 5,001,620. Any employee who disposes of shares acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the employee, shall notify the Company of such disposition and of the amount realized upon such disposition. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options. In no event shall any member of the Committee, the Company or any of its subsidiaries (or their respective employees, officers or directors) have any liability to any employee (or any other person) due to the failure of an Option to qualify for any reason as an Incentive Stock Option.

5.5 Limitation on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the date the Plan was last approved by the stockholders of the Company.

5.6 Exercise and Payment. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the shares of Common Stock for which it is then exercisable. The exercise date of an Option shall be the later of the date a notice of exercise is received by the Company or, if applicable, the date payment is received by the Company. The purchase price for the shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the optionee, subject to the terms and conditions established by the Committee (i) in cash or its equivalent (e.g., by check), (ii) by tendering, either by actual delivery of shares or by attestation, shares of Common Stock having a fair market value equal to the aggregate purchase price for the shares of Common Stock being purchased, (iii) by directing the Company to withhold shares of Common Stock issuable pursuant to the exercise of the Option with a fair market value sufficient to pay the aggregate purchase price, (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate purchase price for the shares being purchased, (v) by such other method approved by the Committee or (vi) by any combination of the foregoing methods.

5.7 Term. The term of each Option granted under the Plan shall be determined by the Committee; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

5.8 Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to any shares of Common Stock issuable or transferable upon exercise of his or her Options until the date a book-entry registration is made or a stock certificate is issued to such optionee representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date book-entry registration is entered or such stock certificate is issued. No dividends or dividend equivalents shall be paid or accrued with respect to any Options.

5.9 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock issuable or transferable upon exercise of an Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an Option or the issue, transfer, or purchase of shares of Common Stock thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

ARTICLE 6

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.1 Grant of Restricted Stock and Restricted Stock Units. Awards of Restricted Stock and Restricted Stock Units may be granted hereunder to employees or directors, either alone or in addition to Options granted under the Plan. Awards of Restricted Stock and Restricted Stock Units shall be subject to such vesting and other conditions as determined by the Committee; provided, however, that Awards of Restricted Stock and Restricted Stock Units granted to employees shall not vest for at least one year after the date of grant, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event, or (B) may be required or otherwise be deemed advisable by the Committee in connection with substitute Awards granted pursuant to Section 2.3.

6.2 Rights as a Stockholder.

(i) Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote the Restricted Stock). Dividends payable on Awards of Restricted Stock (if any) shall be paid in such form and manner, and at such times, as the Committee shall determine; provided, however, that any dividends with respect to the Award of Restricted Stock shall be withheld and accrued by the Company for the employee’s or director’s account, and distributed to the employee or director in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on the Restricted Stock and, if such Restricted Stock is forfeited, the employee shall have no right to the dividends accrued or withheld on such Restricted Stock.

(ii) Awards of Restricted Stock Units shall be subject to such restrictions as the Committee may impose, but in no event shall Restricted Stock Units possess voting rights. Dividend equivalents payable on Restricted Stock Units (if any) shall be paid in such form and manner, and at such times, as the Committee shall determine; provided, however, that any dividend equivalents with respect to the Restricted Stock Units shall be withheld and accrued by the Company and credited to the employee’s or director’s account, and distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of such dividend equivalents, if applicable, to the employee or director upon settlement of such Restricted Stock Units and, if such Restricted Stock Units are forfeited, the employee or director shall have no right to such dividend equivalents accrued or withheld on the forfeited Restricted Stock Units.

6.3 Issuance of Shares.

(i) Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any such certificate or certificates shall be registered in the name of the employee or director and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

(ii) No shares of Common Stock shall be issued at the time Restricted Stock Units are granted. At the time of payment of a Restricted Stock Unit in shares of Common Stock, a stock certificate or certificates, without restrictive legend, representing the underlying shares of Common Stock shall be issued and delivered to the holder of the Restricted Stock Units, or a book-entry registration of such shares of Common Stock shall be entered.

6.4 Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Awards of Restricted Stock or Restricted Stock Units granted under this Article 6 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (“Performance-Based Awards”). A

Performance-Based Award shall vest based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of the performance period to which the performance goals relate or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to reported unusual or infrequently occurring items. The maximum number of shares of Common Stock payable during a given calendar year pursuant to a Performance-Based Award shall be 500,000 shares of Common Stock. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Award and, if they have, the Committee shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will vest for such performance period until such certification is made by the Committee.

6.5 Effect of Termination of Employment or Service. Except as expressly determined by the Committee in its sole discretion, the unvested portion of an employee’s or director’s Restricted Stock or Restricted Stock Units shall terminate upon the employee’s or director’s termination of employment or service with the Company or a subsidiary for any reason. Notwithstanding the foregoing, in the event of the death of a recipient of Restricted Stock or Restricted Stock Units while an employee or director of the Company or any subsidiary, the unvested portion of the Restricted Stock or Restricted Stock Units shall become fully vested.

ARTICLE 7

NONTRANSFERABILITY OF AWARDS

Except as otherwise permitted by the Committee, no Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award not specifically permitted herein shall be null and void and without effect. An Option may only be exercised during his or her lifetime by the recipient, or following his or her death pursuant to Section 8.3 hereof.

ARTICLE 8

EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON OPTIONS

8.1 General Rule. Except as expressly determined by the Committee in its sole discretion or as set forth in this Article 8, (i) the unvested portion of an Option shall terminate upon the optionee’s termination of employment or service with the Company or a subsidiary for any reason and (ii) the vested portion of an Option shall not be exercisable after thirty (30) days following the optionee’s termination of employment or service with the Company or a subsidiary, or if earlier, after the Option’s original expiration date.

Options shall not be affected by any change of employment so long as the optionee continues to be employed by either the Company or a subsidiary. An Option shall be forfeited upon an employee’s termination of employment or a director’s termination of service if the employee or director was terminated for one (or more) of the following reasons: (i) the conviction, or plea of guilty or nolo contendere to the commission of a felony; (ii) the commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary; (iii) an act of dishonesty resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary; or (iv) any breach of the employee’s or director’s fiduciary duties to the Company. It shall be within the sole discretion of the Committee to determine whether the termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

8.2 Disability or Retirement. Except as expressly provided otherwise in the Award Agreement relating to any Option granted under the Plan, in the event of the Disability or Retirement of an optionee, the Options which are held by such optionee on the date of such Disability or Retirement, to the extent exercisable on the date of Disability or Retirement, shall be exercisable for up to one (1) year following such Disability or Retirement, but no later than the Option’s original expiration date.

“Disability” shall mean any termination of employment or service with the Company or a subsidiary because of “permanent and total disability” as such term is defined in Section 22(e) of the Code. Notwithstanding the foregoing, in the event that an Award issued under the Plan is subject to Section 409A (as hereinafter defined), the definition of “Disability” for purposes of such Award shall, to the extent necessary to comply with Section 409A, be limited so as to satisfy the definition of “disability” under Section 409A.

“Retirement” shall mean a termination of employment or service with the Company or a subsidiary either: (i) on a voluntary basis by an optionee who, if a non-employee director, is at least sixty-five (65) years of age, or if an employee, is at least fifty-five (55) years of age and has at least ten (10) years of service with the Company or a subsidiary; or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee with respect to a determination regarding Disability or Retirement shall be final and conclusive.

8.3 Death. In the event of the death of an optionee while an employee or director of the Company or any subsidiary, Options which are held by such employee or director at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee or director for such purpose (the “Designated Beneficiary”) or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee or director, by the employee’s or director’s personal representatives, heirs or legatees, at any time within one (1) year from the date of death, but no later than the Option’s original expiration date, if earlier, at which time such Options shall terminate.

In the event of the death of an optionee following a termination of employment or service due to Retirement or Disability, if such death occurs before the Options are exercised, the Options which are held by such optionee on the date of termination of employment or service, to the extent exercisable on such date shall be exercisable by such optionee’s Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such optionee, by such optionee’s personal representatives, heirs or legatees, to the same extent such Options were exercisable by the optionee following such termination of employment or service.

ARTICLE 9

LEAVE OF ABSENCE, CHANGE IN CONTROL

9.1 Leave of Absence. In the case of an employee on an approved leave of absence, the Awards of such employee shall not be affected unless such leave is longer than three (3) months. The date of exercisability of any Options of an employee which are unexercisable or the date of vesting of Restricted Stock and Restricted Stock Units of an employee at the beginning of an approved leave of absence lasting longer than three (3) months shall be postponed for a period equal to the length of such leave of absence. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of any Options or the vesting of Restricted Stock and Restricted Stock Units due to a leave of absence.

9.2 Change in Control. Notwithstanding any provisions of the Plan to the contrary, if there should be a Change in Control (i) the Company shall give each recipient of Awards written notice of such Change in Control as promptly as practicable prior to the effective date thereof, and (ii) all of the Options held by employees or directors not currently exercisable shall become exercisable immediately prior to the effective date of such Change in Control and all restrictions with respect to Restricted Stock and Restricted Stock Units shall lapse; provided, however, that, unless otherwise provided in a written agreement between the Company and an employee or director, (x) all or a portion of such Options shall not be exercisable to the extent that the accelerated exercisability would cause the employee or director to be subject to taxes under Section 4999 of the Code and (y) the restrictions on all or a portion of such Restricted Stock and Restricted Stock Units shall not lapse if such lapse of restrictions would cause the employee or director to be subject to taxes under Section 4999 of the Code. In addition, if there should be a Change in Control, the Committee may, in its sole discretion, provide for (i) the termination of an Option upon the consummation of the Change in Control, but only if the optionee has been permitted to exercise the Option in full for a period of not less than ten (10) days prior to the Change in Control, (ii) the payment of any amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change in Control) in exchange for the cancellation of an Award which, in the case of an Option, may equal the excess, if any, of the Market Price of the shares of Common Stock subject to such Options over the aggregate purchase price of such Options, and/or (iii) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder. “Change in Control” shall mean any of the following: (i) any person who is not an “affiliate” (as defined in Rule 12b-2 of the Act) of the Company as of the Effective Date becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company except pursuant to a public offering of securities of the Company; or (ii) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation, or otherwise) to a person who is not an affiliate of the Company as of the Effective Date. Notwithstanding the foregoing, in the event that an Award issued under the Plan is subject to Section 409A (as hereinafter defined), the definition of “Change in Control” for purposes of such Award shall, to the extent necessary to comply with Section 409A, be limited so as to satisfy the definition of a “change in the ownership of a corporation,” a “change in the effective control of a corporation” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A.

ARTICLE 10

CLAWBACK AND RECOUPMENT

Notwithstanding anything in the Plan or in any Award Agreement to the contrary, in order to comply with Section 10D of the Exchange Act, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), the Company will be entitled to recoup compensation of whatever kind paid under the Plan and any Award Agreement at any time, in accordance with the Clawback Requirements and any policy adopted by the Company pursuant to the Clawback Requirements.

ARTICLE 11

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

In the event of any change in the outstanding shares of Common Stock after the Effective Date by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any transaction similar to the foregoing, to prevent dilution or enlargement of an employee’s or a director’s rights under an Award, the Committee without liability to any person shall make such substitution or adjustment, as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the purchase price of outstanding Options and/or (iii) any other affected terms of such Awards, as the Committee, in its sole discretion, deems equitable or appropriate.

ARTICLE 12

AMENDMENT AND TERMINATION

The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees and directors under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company’s stockholders, except that any such increase or modification that may result from adjustments authorized by Article 11 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee or director to whom an Award shall theretofore have been granted, adversely affect the rights of such employee or director under such Award.

ARTICLE 13

WRITTEN AGREEMENT

Each Award shall be evidenced by a written agreement (an “Award Agreement”) containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1 Tax Withholding. The Company shall have the right to require employees or their Designated Beneficiaries, personal representatives, heirs or legatees to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from payments under the Plan amounts sufficient to satisfy all withholding tax requirements. The Committee may, in its sole discretion, permit an employee to satisfy his or her minimum statutory tax withholding obligation (or such higher amount that would not have an adverse accounting effect), subject to the terms and conditions established by the Committee, by: (i) surrendering shares of Common Stock owned by the employee having a fair market value equal to the amount of such taxes; (ii) directing the Company to withhold shares of Common Stock otherwise issuable to the employee pursuant to the exercise or payment of an Award in shares of Common Stock having a fair market value equal to the amount of such taxes; (iii) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the amount of such taxes; (iv) such other method approved by the Committee or (v) any combination of the foregoing methods. Shares of Common Stock surrendered under (i) above shall be valued at their fair market value as of the date the shares are received by the Company; and shares of Common Stock withheld under (ii) above shall be valued at their fair market value as of the date on which income is required to be recognized for income tax purposes.

14.2 Successor. The obligations of the Company under the Plan shall be binding upon any successor company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor company or organization succeeding to all or substantially all of the assets and business of the Company.

14.3 General Creditor Status. Employees and directors shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee, director or Designated Beneficiary, personal representative, heir or legatee of such employee or director. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

14.4 No Right to Employment/Service or Awards. Nothing in the Plan or in any Award Agreement, nor the grant of any Award, shall confer upon any employee or director any right to continue in the employ or service of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such employee’s employment or director’s service at any time. No employee or director or other person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of employees and/or directors, or Designated Beneficiaries, personal representatives, heirs or legatees of such employees or directors. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each employee and/or director (whether or not such employees or directors are similarly situated).

14.5 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the employee or director or sent by regular mail addressed: (i) to the employee or director at the employee’s or director’s address as set forth in the books and records of the Company or its subsidiaries; or (ii) to the Company or the Committee at the principal office of the Company clearly marked “Attention: Compensation Committee.”

14.6 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.7 Governing Law. The Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

14.8 Electronic Delivery and Signatures. Any reference in the Plan or an Award Agreement to a written document includes without limitation any document delivered electronically or posted on the Company’s or a subsidiary’s intranet or other shared electronic medium controlled by the Company, a subsidiary or any agent of the Company or a subsidiary. The Committee and any employee or director may use facsimile and PDF signatures in signing any written agreement, in exercising any Option, or in any other written document in connection with the Plan’s administration. The Committee and each employee and director are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.

14.9 Section 409A. The Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code, and the official guidance issued thereunder (collectively, “Section 409A”), and the Plan and any Award Agreement will be interpreted in a manner consistent with that intent. References to an employee’s or director’s “termination of employment,” “termination of service” and similar terms used in the Plan or an Award mean, to the extent necessary to comply with or be exempt from the requirements of Section 409A, the date that the employee or director first incurs a “separation from service” within the meaning of Section 409A. Notwithstanding anything in the Plan to the contrary, if at the time of an employee’s or director’s separation from service, the employee or director is a “specified employee” for purposes of Section 409A, and the payment of an Award as a result of such separation from service is required to be delayed by six months pursuant to Section 409A, then the Company will make such payment on the date that is the first day of the seventh month following the employee’s or director’s separation from service. Notwithstanding the foregoing, the Company and its subsidiaries make no representations that the Awards or the grant, vesting or payment thereof provided under the Plan or any Award Agreement comply with or are exempt from Section 409A, and in no event shall the Company or its subsidiaries be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by an employee or director on account of non-compliance with Section 409A.

ANNUAL MEETING OF SHAREHOLDERS OF

MONRO MUFFLER BRAKE, INC.

August 15, 2017

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

This Proxy Statement and the 2017 Annual Report are available on the Company’s website at

http://www.monro.com/corporate/corporate-investor-information

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND EACH MATTER TO BE VOTED ON AT THE ANNUAL MEETING HAS

BEEN PROPOSED BY THE BOARD OF DIRECTORS.

i  Please detach along perforated line and mail in the envelope provided.   i

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors: To elect four Class 2 directors to serve a two-year term, and until their successors are duly elected and qualified at the 2019 annual meeting of shareholders.					The Board of Directors recommends a vote FOR “ONE YEAR” for the following proposal.
		NOMINEES:			1 year	2 years	3 years	ABSTAIN
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Frederick M. Danziger O Stephen C. McCluski O Robert E. Mellor O Peter J. Solomon	Class 2 Director Class 2 Director Class 2 Director Class 2 Director		2. To approve, on a non-binding basis, the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal.
☐						FOR	AGAINST	ABSTAIN
					3. To approve, on a non-binding basis, the compensation paid to the Company’s Named Executive Officers.	☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal.
						FOR	AGAINST	ABSTAIN
					4. To approve an amendment and restatement of the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan.	☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal.
						FOR	AGAINST	ABSTAIN
The Board of Directors recommends a vote FOR all of the nominees for director. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s),					5. To approve an amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to Monro, Inc.	☐	☐	☐
mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑					The Board of Directors recommends a vote FOR the following proposal.
						FOR	AGAINST	ABSTAIN
					6. To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2018.	☐	☐	☐
7. To consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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MONRO MUFFLER BRAKE, INC.

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Shareholders, August 15, 2017

The undersigned hereby appoints John W. Van Heel and Brian J. D’Ambrosia as proxies, each with the power to appoint his or her substitute, and hereby authorizes each such person, acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro Muffler Brake, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Hyatt Regency Rochester, 125 East Main Street, Rochester, New York 14604, commencing at 9:00 a.m. on August 15, 2017 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

(Continued and to be signed on the reverse side)

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